UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

(RULE 14c-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

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Check the appropriate box:

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☐	Definitive Information Statement

New Mountain Guardian III BDC, L.L.C.

(Name of Registrant as Specified in its Charter)

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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PRELIMINARY COPY – SUBJECT TO COMPLETION

New Mountain Guardian III BDC, L.L.C.
787 Seventh Avenue, 48th Floor
New York, NY 10019
(212) 720-0300

NOTICE OF ACTION BY WRITTEN CONSENT AND INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

THIS IS NOT A NOTICE OF A MEETING OF UNITHOLDERS AND NO UNITHOLDERS’

MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN

[ ], 2021

Dear Unitholders:

This notice and accompanying Information Statement is being furnished to you as a holder of units of limited liability company interests (“Units”) of New Mountain Guardian III BDC, L.L.C., a Delaware limited liability company (the “Company”), to inform you of the approval of the action described below taken by the written consent of the holders of the Company’s Units (each, a “Unitholder”).

On January 15, 2021, the Company received a written consent of Unitholders (the “Consent”) that approved a Second Amended and Restated Limited Liability Company Agreement (the “Second A&R LLC Agreement”). The Consent represented 79.5% of the Company’s issued and outstanding Units and 79.5% of the aggregate voting power, as of January 15, 2021, the date for the determination of Unitholders entitled to give consent. No other vote of our Unitholders is required. The board of directors of the Company previously approved and recommended the approval of the Second A&R LLC Agreement to the Unitholders.

The attached Information Statement is dated [ ], 2021 and is first being sent to our Unitholders on or about [ ], 2021. This notice and the accompanying Information Statement shall constitute notice to you of the action by written consent in accordance with Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended.

Sincerely,

Robert A. Hamwee
Chief Executive Officer

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New Mountain Guardian III BDC, L.L.C.
787 Seventh Avenue, 48th Floor
New York, NY 10019
(212) 720-0300

INFORMATION STATEMENT

Action by Written Consent of Unitholders

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

GENERAL

This Information Statement is being furnished to you as a holder of units (each, a “Unitholder”) of limited liability company interests (“Units”) of New Mountain Guardian III BDC, L.L.C., a Delaware limited liability company (the “Company”), in connection with the action by written consent of the holders of our issued and outstanding Units taken without a meeting to approve the action described in this Information Statement. In this Information Statement, all references to the “Company,” “NMGIII,” “we,” “us,” or “our” refer to New Mountain Guardian III BDC, L.L.C. We are sending this Information Statement to our stockholders of record on or about [ ], 2021.

The entire cost of furnishing this Information Statement will be borne by the Company.

Action by Unitholders

The Company’s board of directors unanimously approved resolutions to approve and recommend the approval of a Second Amended and Restated Limited Liability Company Agreement (the “Second A&R LLC Agreement”) to the Company’s Unitholders. As of the close of business on January 15, 2021, the date for the determination of Unitholders entitled to give consent, we had 25,379,458 Units outstanding. Each Unit is entitled to one vote.

On January 15, 2021, pursuant to Section 18-302(d) of the Delaware Limited Liability Company Act (the “Act”), and as provided by the Amended and Restated Limited Liability Company Agreement (the “A&R LLC Agreement”), the Company received written consent (the “Consent”) that approved the Second A&R LLC Agreement from our Unitholders holding an aggregate of 20,165,458 of our Units, representing 79.5% of our issued and outstanding Units as of such date.

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ITEM 1.    APPROVAL OF THE SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

The Company’s board of directors recommended the approval of the Second A&R LLC Agreement. The A&R LLC Agreement was initially approved by the Company’s board of directors on June 18, 2019 and was executed on July 15, 2019.

Background

On December 7, 2020, the Company’s board of directors, including a majority of the directors who are not “interested persons” of the Company, as such term is used under the Investment Company Act of 1940, as amended (the “Independent Directors”), approved via unanimous written consent the Second A&R LLC Agreement and unanimously recommended its approval by our Unitholders. The Company’s board of directors considered whether it would be in the best interests of the Company and its Unitholders to approve the Second A&R LLC Agreement. On January 15, 2021, holders of a majority of the Company’s outstanding Units, via the Consent, approved the Second A&R LLC Agreement. A marked copy of the Second A&R LLC Agreement, indicating changes from the A&R LLC Agreement, is attached hereto as Annex A.

Summary of Changes in the Second A&R LLC Agreement and Rationale

On January 15, 2021, holders of a majority of the Company’s outstanding Units approved, via the Consent, the Second A&R LLC Agreement in a manner required by the Act and pursuant to the A&R LLC Agreement. The Second A&R LLC was executed but will not become effective until 20 calendar days after this Information Statement is sent to Unitholders. The terms and conditions of the Second A&R LLC Agreement are substantially similar to the terms and conditions of the A&R LLC Agreement, except the definitions of “Closing Period” and “Per Unit Price” have been amended as described further below.

Closing Period. The Second A&R LLC Agreement provides that the Closing Period will end on July 30, 2021, whereas the A&R LLC Agreement provided that the Closing Period would end on January 15, 2021, which is eighteen months from the Company’s Initial Closing Date (as defined in the A&R LLC Agreement) of July 15, 2019.

In approving the Second A&R LLC Agreement and recommending its approval to our Unitholders, the Company’s board of directors believes that the extension of the Closing Period is in the best interest of the Company and its Unitholders. As the coronavirus (“COVID-19”) pandemic affected the Company’s fundraising process, the Company sought to extend the Closing Period to allow it to take on additional committed capital. As a result of this change, the Company is able to accept new committed capital in order to increase its size and take advantage of future investment opportunities.

Per Unit Price. The Second A&R LLC Agreement also provides that the Per Unit Price purchases of Units will be, (1) for any future Drawdown Dates or Catch-Up Dates (each as defined in the Second A&R LLC Agreement) where the then-current Per Unit NAV (as defined in the Second A&R LLC Agreement) is greater than or equal to $9.70, $10.00, and (2) for any future Drawdown Dates or Catch-Up Dates where the then-current Per Unit NAV is less than $9.70, the greater of (A) the Per Unit NAV and (B) $9.50. In contrast, the A&R LLC Agreement provided that the Per Unit Price would be $10.00 during the initial 18-month drawdown period and equal to the then-current Per Unit NAV thereafter.

In approving the Second A&R LLC Agreement and recommending its approval to our Unitholders, the Company’s board of directors believes that the amendment to the definition of Per Unit Price is in the best interest of the Company and its Unitholders. The Company expects that prospective Unitholders generally will acquire new Units at $10.00 per Unit, which is the same price that was paid by the Unitholders to date. However, given the market volatility observed in 2020 as a result of the COVID-19 pandemic, the Company seeks to modify the provision to help facilitate its fundraising efforts in case of additional market movements. In the event that Per Unit NAV is below $9.70 when capital is called, units will be issued at the greater of Per Unit NAV and $9.50, giving prospective Unitholders some protection from being obligated to invest in Units at a price meaningfully greater than the Per Unit NAV.

2

Required Vote

Pursuant to Section 12.1 of the A&R LLC Agreement, an amendment to the A&R LLC Agreement requires approval of a majority-in-interest of the Unitholders. Under the A&R LLC Agreement, “majority-in-interest” means a percentage in interest in excess of 50%.

Non-Votes and Objections

Because approval of the Second A&R LLC Agreement requires consent from a majority-in-interest of the Unitholders, non-votes (essentially, Unitholders who do not respond) and objections have the effect of a vote against the Second A&R LLC Agreement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of Units as of January 15, 2021 by:

•	each person known to the Company to beneficially own more than 5.0% of the outstanding Units
•	each of the Company’s directors and each executive officer individually; and
•	all of the Company’s directors and executive officers as a group.

Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, and includes voting or investment power (including the powers to dispose) with respect to the securities and assumes no other purchases or sales of securities. This assumption has been made under the rules and regulations of the Securities and Exchange Commission and does not reflect any knowledge that the Company has with respect to the present intent of the beneficial owners of the securities listed in the table below.

Unless otherwise indicated, the address of all executive officers and directors is c/o New Mountain Guardian III BDC, L.L.C, 787 Seventh Avenue, 48th Floor, New York, New York 10019.

Name	Type of Ownership	Number of Units Owned	Percentage
Interested Directors
John R. Kline	—	—	—%
Adam B. Weinstein	—	—	—%
Independent Directors
Alfred F. Hurley, Jr.	—	—	—%
David Ogens	—	—	—%
Rome G. Arnold III	—	—	—%
Executive Officers Who Are Not Directors
Robert A. Hamwee	—	—	—%
Karrie J. Jerry	—	—	—%
Shiraz Y. Kajee	—	—	—%
All Directors and Executive Officers as a Group (8 persons)	—	—	—%

Five-Percent Unitholders
Deseret Mutual Employee Pension Plan Trust(1)	Record	1,500,000	5.91%
GHL Investments Ltd.(2)	Record	4,200,000	16.55%
Lifeyrissjodur Starfsmanna Rikisins Division A(3)	Record	1,500,000	5.91%
Teachers’ Retirement Allowances Fund(4)	Record	2,400,000	9.46%
The Metropolitan Museum of Art(5)	Record	1,500,000	5.91%
New Mountain Guardian Investments III, L.L.C.(6)	Record	9,281,892	36.57%

(1)	Deseret Mutual Employee Pension Plan Trust (“MEPPT”) is a Utah trust whose address is P.O. Box 45530, Salt Lake City, Utah 84145. Deseret Mutual Benefit Administrators (“DMBA”) is a Utah corporation whose address is 150 Social Hall Avenue, Suite 170, Salt Lake City, Utah 84145. DMBA serves as trustee of MEPPT.
(2)	GHL Investments Ltd. is a Cyprus limited liability company whose address is c/o Seatankers Management Co., Ltd., P.O. Box 53562, Limassol G4 CY-3399.
(3)	Lifeyrissjodur Starfsmanna Rikisins Division A is an Icelandic pension fund whose address is Engjateigur 11, Reykjavik K6 105, Iceland.
(4)	Teachers’ Retirement Allowances Fund is a Canadian pension plan whose address is 330 - 25 Forks Market Road, Winnipeg, A2 R3C 4S8.
(5)	The Metropolitan Museum of Art is a New York not-for-profit corporation whose address is 1000 Fifth Avenue, New York, New York 10028.
(6)	New Mountain Guardian Investments III, L.L.C. is a Delaware limited liability company whose address is 787 Seventh Avenue, 49th Floor, New York, New York 10019.

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THE ADVISER AND THE ADMINISTRATOR

The Adviser

New Mountain Finance Advisers BDC, L.L.C. (the “Adviser”), a wholly-owned subsidiary of New Mountain Capital Group, L.P., manages our day-to-day operations and provides us with investment advisory and management services pursuant to the investment advisory and management agreement. The Adviser is located at 787 Seventh Avenue, 49th Floor, New York, New York 10019.

The Administrator

New Mountain Finance Administration, L.L.C. (the “Administrator”), a wholly-owned subsidiary of New Mountain Capital, L.L.C., provides administrative services to the Company. The Administrator is located at 787 Seventh Avenue, 49th Floor, New York, New York 10019.

AVAILABLE INFORMATION

Annual Reports

When available, the Company will furnish, without charge, copies of its annual report on Form 10-K, quarterly reports on Form 10-Q and Current Reports on Form 8-K, to an investor upon request directed to New Mountain Guardian III BDC, L.L.C., 787 Seventh Avenue, 48th Floor, New York, New York 10019, Attention: Investor Relations or by telephone at (212) 720-0300. The reports are also available at no cost through the SEC’s EDGAR database at www.sec.gov.

Delivery of Proxy Materials

Please note that only one copy of this Information Statement or the Company’s annual report on Form 10-K may be delivered to two or more stockholders of record of the Company who share an address unless we have received contrary instructions from one or more of such Unitholders. We will deliver promptly, upon request, a separate copy of any of these documents to Unitholders of record of the Company at a shared address to which a single copy of such documents was delivered. Unitholders who wish to receive a separate copy of any of these documents, or to receive a single copy of such documents if multiple copies were delivered, now or in the future, should submit their request by calling us at (212) 720-0300 or by writing to New Mountain Guardian III BDC, L.L.C., c/o Karrie J. Jerry, Corporate Secretary, 787 Seventh Avenue, 48th Floor, New York, New York 10019.

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PRIVACY NOTICE

Your privacy is very important to us. This Privacy Notice sets forth our policies with respect to non-public personal information about our Unitholders and prospective and former Unitholders. These policies apply to our Unitholders and may be changed at any time, provided a notice of such change is given to you. This notice supersedes any other privacy notice you may have received from us.

We will safeguard, according to strict standards of security and confidentiality, all information we receive about you. The only information we collect from you is your name, address, number of shares you hold and your social security number. This information is used only so that we can send you annual reports and other information about us, and send you proxy statements or other information required by law.

We do not share this information with any non-affiliated third party except as described below.

•	Authorized Employees of our Investment Adviser. It is our policy that only authorized employees of our investment adviser who need to know your personal information will have access to it.

•	Service Providers. We may disclose your personal information to companies that provide services on our behalf, such as recordkeeping, processing your trades, and mailing you information. These companies are required to protect your information and use it solely for the purpose for which they received it.

•	Courts and Government Officials. If required by law, we may disclose your personal information in accordance with a court order or at the request of government regulators. Only that information required by law, subpoena, or court order will be disclosed.

We seek to carefully safeguard your private information and, to that end, restrict access to non-public personal information about you to those employees and other persons who need to know the information to enable us to provide services to you. We maintain physical, electronic and procedural safeguards to protect your non-public personal information.

If you have any questions regarding this policy or the treatment of your non-public personal information, please contact our chief compliance officer at (212) 655-0083.

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ANNEX A

NEW MOUNTAIN GUARDIAN III BDC, L.L.C.

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

Dated as of ~~July 15~~[ ], ~~2019~~2020

THE UNITS OF LIMITED LIABILITY COMPANY INTERESTS (“UNITS”) OF NEW MOUNTAIN GUARDIAN III BDC, L.L.C. HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), THE SECURITIES LAWS OF ANY STATE OR ANY OTHER APPLICABLE SECURITIES LAWS IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. UNITS MUST BE ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE OFFERED FOR SALE, PLEDGED, HYPOTHECATED, SOLD, ASSIGNED OR TRANSFERRED AT ANY TIME EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT, ANY APPLICABLE U.S. STATE SECURITIES LAWS AND ANY OTHER APPLICABLE SECURITIES LAWS AND THE TERMS AND CONDITIONS OF THIS SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT. THE UNITS MAY NOT BE TRANSFERRED OF RECORD EXCEPT IN COMPLIANCE WITH SUCH LAWS AND THIS SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT. THEREFORE, PURCHASERS OF UNITS WILL BE REQUIRED TO BEAR THE RISK OF THEIR INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

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Article V

CLOSINGS, CAPITAL COMMITMENTS AND DRAWDOWNS

5.1	Closings	17
5.2	Capital Commitments	17
5.3	Drawdowns	18
5.4	Excluded Investors	19
5.5	Defaulting Investors	19
5.6	Key Person Suspension or Early Termination of Investment Period	20
5.7	Successor Funds	20

	Article VI

	UNITS; DISTRIBUTIONS

6.1	Units	21
6.2	Distributions	22
6.3	Withholding Taxes	22
	Article VII

	THE ADVISER

7.1	Appointment of the Adviser	22
	Article VIII

	ADMINISTRATION; BOOKS AND RECORDS; REPORTS; ETC.

8.1	Administrator	22
8.2	Maintenance of Books and Records	22
8.3	Reports	23
8.4	Closing Documents	23
8.5	Tax Documents	23
8.6	Valuation	23
	Article IX

	INDEMNIFICATION

9.1	Limitation of Liability	23
9.2	Indemnification	23
9.3	Expenses	24
9.4	Indemnification Not Exclusive	24
9.5	Insurance	24

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Article X

TRANSFERS; REDEMPTIONS

10.1	Transfers by Common Unitholders	24
10.2	Redemptions	25
10.3	Redemptions by the Fund; Withdrawals	25
	Article XI

	DISSOLUTION AND TERMINATION OF THE FUND

11.1	Dissolution Events	26
11.2	Winding Up	26
11.3	Time for Liquidation, etc.	27
11.4	Cancellation	27
11.5	Liability	27
	Article XII

	AMENDMENTS; VOTING; POWER OF ATTORNEY

12.1	Amendments By Consent	27
12.2	Amendments Without Consent	27
12.3	Consent to Amend Special Provisions	28
12.4	Power of Attorney	28
	Article XIII

	MISCELLANEOUS

13.1	Notices	29
13.2	Counterparts	30
13.3	Table of Contents and Headings	30
13.4	Successors and Assigns	30
13.5	Severability	30
13.6	Further Actions	30
13.7	Interpretation	30
13.8	Non-Waiver	31
13.9	Applicable Law	31
13.10	Confidentiality	31
13.11	Survival of Certain Provisions	33
13.12	Waiver of Partition	34
13.13	Entire Agreement	34
13.14	Fund Counsel	34
13.15	Compliance with Anti-Money Laundering Requirements	34
13.16	ERISA Members	35
13.17	Tax Cooperation	35
13.18	Initial Member	35

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NEW MOUNTAIN GUARDIAN III BDC, L.L.C.

THIS SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT of NEW MOUNTAIN GUARDIAN III BDC, L.L.C., a Delaware limited liability company (the “Fund”), is made and entered into as of ~~July 15~~[ ], ~~2019~~2020, by and among the Persons listed in the books and records of the Fund as Members of the Fund. This Agreement amends and restates in its entirety the previous Amended and Restated Limited Liability Company Agreement of the Fund, dated as of ~~May 21~~July 15, 2019 (the “ Original Agreement”). Capitalized terms used herein without definition have the meanings specified in Section 1.1.

R E C I T A L S:

WHEREAS, the Fund was formed under the Delaware Limited Liability Company Act (6 Del. C. §18-101, et seq.) (as amended from time to time, the “ Delaware Act”) pursuant to a Certificate of Formation filed with the Secretary of State of the State of Delaware on May 22, 2019 and from its formation was governed by the Original Agreement; and

WHEREAS, the Members of the Fund wish to amend and restate the Original Agreement in its entirety and enter into this Agreement.

NOW, THEREFORE, the parties hereto hereby agree to continue the Fund and hereby amend and restate the Original Agreement, which is replaced and superseded in its entirety by this Agreement, as follows:

ARTICLE I

GENERAL PROVISIONS

1.1	Definitions. As used herein the following terms have the meanings set forth below: “Additional Closing” shall have the meaning set forth in Section 5.1.

“Additional Investor” shall have the meaning set forth in Section 5.1.

“Adverse Consequence” shall mean (a ) a violation of a statute, rule, regulation or governmental administrative policy applicable to a Member of a U.S. federal or state or non-U.S. governmental authority that is reasonably likely to have a material adverse effect on a Portfolio Company or any Affiliate thereof or on the Fund, the Adviser or any of their respective Affiliates or on any Member or any Affiliate of any such Member or (b) an occurrence that is reasonably likely to subject a Portfolio Company, the Fund, the Adviser any Member or any of their respective Affiliates to any material regulatory requirement or burdensome filing requirement to which it would not otherwise be subject, or that is reasonably likely to materially increase any such regulatory requirement beyond what it would otherwise have been.

“Administrator” shall mean New Mountain Finance Administration, L.L.C., a Delaware limited liability company, and any successor thereto.

“Administration Agreement” shall have the meaning set forth in Section 8.1.

“Adviser” shall mean New Mountain Finance Advisers BDC, L.L.C., a Delaware limited liability company, and any successor thereto.

“Adviser Expenses” shall mean the costs and expenses of the Adviser’s normal operating overhead, including salaries of the Adviser’s employees and Senior Advisors (excluding salary, benefits, directors’ fees, stock options and other compensation received by Senior Advisors for serving in Portfolio Company Roles) and other expenses incurred in maintaining the Adviser’s place of business, but not including other Organizational and Offering Expenses or Fund Expenses; provided that, for the avoidance of doubt, Adviser Expenses shall not include any fees paid to New Mountain or its Affiliates for administrative services pursuant to the final sentence of the first paragraph of Section 1.7; provided further that, the Adviser will undertake to reduce and/or waive its management fee, or otherwise reimburse expenses to the Fund, in the amount of Excess Organizational and Offering Expenses and Excess Specified Expenses pursuant to the last paragraph of Section 1.7.

“Advisers Act” shall mean the U.S. Investment Advisers Act of 1940, as amended from time to time.

“Advisory Committee” shall have the meaning set forth in Section 3.8(a).

“Affiliate” shall mean, with respect to any specified Person, (a) a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the Person specified, (b) a Person with respect to which such Person acts as a discretionary investment adviser and (c) any relative or spouse of such Person who has the same home as such Person; provided that Portfolio Companies shall be deemed not to be “Affiliates” of the Adviser or the Fund; and provided, further, that each of the Key Persons shall be deemed to be an “Affiliate” of the Adviser for so long as such Key Person is an employee of the Adviser or any of its Affiliates.

“ Aggregate Committed Capital” shall mean the aggregate Capital Commitments (whether funded or unfunded) of all Common Unitholders.

“Agreement” shall mean this Second Amended and Restated Limited Liability Company Agreement, as amended, supplemented or restated from time to time.

“AIFM Directive” shall mean Directive 2011/61/EU of the European Parliament and of the European Council of 8 June 2011 on Alternative Investment Fund Managers and amending Directives 2003/41/EC and 2009/65/EC and Regulations (EC) No 1060/2009 and (EU) No 1095/2010.

“Alternative Key Person Event” shall have the meaning set forth in Section 5.6.

“ Board” or “Board of Directors” shall mean the Fund’s board of directors. Each director is hereby designated as a "manager" of the Fund within the meaning of Section 18-101(10) of the Delaware Act.

“Broken Deal Expenses” shall have the meaning set forth in the definition of “Fund Expenses.”

“Business Day” shall mean any day other than (a) Saturday and Sunday and (b) any other day on which banks located in New York City are required or authorized by law to remain closed.

“Capital Commitment” shall mean, with respect to any Common Unitholder, the amount of capital committed to purchase Common Units as set forth as such in such Common Unitholder’s accepted Subscription Agreement and reflected in the books and records of the Fund, as amended from time to time pursuant to this Agreement.

“Closing” shall mean the Initial Closing Date and any date as of which the Adviser shall admit one or more further Common Unitholders to the Fund pursuant to this Agreement and one or more Subscription Agreements.

“Closing Period” shall mean period starting with the Initial Closing Date and ending ~~eighteen months thereafter~~on July 30, 2021.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Common Unitholder” shall mean any Person who holds Common Units and/or a Capital Commitment to purchase Common Units, each in its capacity as a member of the Fund.

“Common Units” shall mean common units of limited liability company interests in the Fund.

“Confidential Information” shall have the meaning set forth in Section 13.10(a).

“Covered Person” shall mean any person who has served as a director, officer or employee of the Fund, the Adviser, each Key Person and each of their respective Affiliates; each of the current and former shareholders, officers, directors, employees, partners, members, managers and Senior Advisors of any of the Adviser and each of its Affiliates and any other person who serves at the request of the Board or on behalf of the Fund as a shareholder, officer, director, employee, partner, member, manager or senior advisor of any other entity; each Person serving, or who has served, as a member of the Executive Advisory Council or the Advisory Committee (and, with respect to Claims or Damages arising out of or relating to service on the Advisory Committee only, the Member that such Person represents and each of such Member’s shareholders, officers, directors, employees, partners, members and managers).

“Defaulting Investor” shall have the meaning set forth in Section 5.5(b).

“Disabling Conduct” shall have the meaning set forth in Section 9.1.

“Drawdown Date” shall have the meaning set forth in Section 5.3(a).

“Drawdown Notice” shall have the meaning set forth in Section 5.3(a).

“Drawdown Purchase Price” shall have the meaning set forth in Section 5.2.

“ Drawdown Purchases” shall mean the capital contributions made to the Fund to purchase Common Units pursuant to Section 5.2 from time to time by the Common Unitholders pursuant to a Drawdown Notice.

“Drawdown Unit Amount” shall have the meaning set forth in Section 5.2.

“ ERISA” shall mean the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time.

“Event of Dissolution” shall have the meaning set forth in Section 11.1.

“Excess Organizational and Offering Expenses” shall mean the amount of Organizational and Offering Expenses (other than Placement Fees) in excess of, at the end of the Closing Period, the lesser of: (i) $2 million or (ii) 0.50% of the Aggregate Committed Capital.

“ Excess Specified Expenses” shall mean the amount of Specified Expenses payable by the Fund for any calendar year in excess of the Specified Expenses Cap (giving effect to the adjustment in the last sentence of the definition of Specified Expenses Cap in the calendar year in which the Closing Period ends).

“Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

“Executive Advisory Council” shall mean New Mountain’s executive advisory council with whom the Board and the Adviser may consult from time to time concerning general industry trends, related matters and specific investment diligence.

“Excluded Investor” shall have the meaning set forth in Section 5.4.

“FATCA” shall mean Sections 1471 through 1474 of the Code, any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code, any intergovernmental agreements, treaties or conventions entered into in connection with the implementation of such Sections, and any laws, rules, guidance notes and practices adopted by a non-U.S. jurisdiction to effect any such intergovernmental agreement or any similar provisions of non-U.S. law (including, for the avoidance of doubt, any law that implements any such agreement or that implements the Organization for Economic Co-operation and Development’s Common Reporting Standard).

“Fiscal Year” shall mean the fiscal year of the Fund, as determined pursuant to Section 1.5.

“Follow-On Investment” shall mean an investment (other than a Follow-Up Investment) by the Fund in a Portfolio Company or a Person whose business is related or complementary to that of (and will be under common management with) a Portfolio Company in which the Adviser determines that it is appropriate or necessary for the Fund to invest for the purpose of preserving, protecting or enhancing the Fund’s prior investment in such Portfolio Company.

“Follow-Up Investment” shall mean any Portfolio Investment in which on or prior to the end of the Investment Period the Fund (or the Adviser or one of its Affiliates, on behalf of the Fund) or any acquisition vehicle thereof has entered into a letter of intent (which may or may not be binding), written agreement in principle, definitive agreement to invest or has otherwise committed in writing thereto and any Portfolio Investment that the Fund (or the Adviser or one of its Affiliates, on behalf of the Fund) has committed to make pursuant to the terms of Portfolio Investments held by the Fund prior to the end of the Investment Period.

“Fund” shall have the meaning set forth in the preamble hereto.

“Fund Counsel” shall have the meaning set forth in Section 13.14.

“Fund Expenses” shall mean all costs, expenses and liabilities that in the good faith judgment of the Adviser are incurred by or arise out of the operation and activities of the Fund, including, without limitation: (a) the management fee and incentive fees payable under the Investment Management Agreement and the Fund’s allocable portion of compensation, overhead (including office equipment and utilities) and other expenses incurred by the Administrator in performing its administrative obligations under the Administration Agreement; (b) out-of-pocket fees and expenses relating to consummated Portfolio Investments, proposed but unconsummated Portfolio Investments (“Broken Deal Expenses”), including (i) the sourcing, bidding, evaluating, purchasing, trading, settling, maintaining custody, holding, monitoring, acquisition and sale of thereof, (ii) origination fees, syndication fees, research costs, due diligence costs, bank service fees, (iii) fees and expenses related to the organization or maintenance of any intermediate entity used to acquire, hold or dispose of any Portfolio Investment or otherwise facilitating the Fund’s investment activities, (iv) travel, meal and lodging expenses incurred in connection with the preliminary evaluation of potential investment opportunities and (v) travel, meal, lodging and other ordinary course of business expenses of monitoring of Portfolio Investments; (c) an amount equal to 100% of all premiums for insurance protecting the Fund and any Covered Persons from liabilities to third persons in connection with Fund affairs to the extent such premiums cover liabilities with respect to matters that would otherwise be subject to indemnification by the Fund pursuant to the terms of this Agreement, the Investment Management Agreement or the Administration Agreement and for any fidelity bonds; (d) out-of-pocket legal, custodial, Portfolio Company and Fund investment-related public relations, and accounting expenses of third-party service providers, including fees, costs and expenses associated with the preparation, printing and distribution of the Fund’s financial statements, tax information and any Fund-Related Compliance Obligation Expenses (it being understood that, where such Fund-Related Compliance Obligation Expenses relate to the Fund and other clients of New Mountain, such costs and expenses shall mean the Fund’s allocable share thereof as determined in good faith by the Adviser), and out-of-pocket expenses related to data rooms, investor portals, board reporting portals or other websites and accounting systems; (e) interest on and fees and expenses arising out of all Fund Indebtedness, including, but not limited to, the arranging thereof and the costs and expenses of any lenders, investment banks and other financing sources; (f) out-of-pocket auditing, accounting, banking, consulting and valuation expenses of third-party service providers (including accounting and technology, environmental, social and governance consultants); (g) out-of-pocket appraisal expenses of third-party service providers; (h) out-of-pocket fees, costs and expenses of any third-party administrators and deal finders, experts, advisers, consultants, engineers and other professionals and service providers; (i) expenses of the Advisory Committee (including the reasonable costs of legal counsel, accountants, financial advisors and/or such other advisors and consultants engaged by the Advisory Committee, if the Board agrees to permit such engagement); (j) costs and expenses that are classified as extraordinary expenses under generally accepted accounting principles; (k) subject to Section 6.3, taxes and other governmental charges, fees and duties payable by the Fund, and costs and expenses associated with third party tax advisors, tax return preparation or tax audits; (l) costs of any litigation and damages (including the costs of any indemnity or contribution right granted to any placement agent or third-party finder engaged by the Fund or its affiliates); (m) the costs and expenses associated with preparing, filing and delivering to Unitholders periodic and other reports and filings required under federal securities laws as a result of the Fund’s status as a business development company costs of any meeting of Members (including proxy statements and solicitation in connection therewith); (n) costs associated with any third-party examinations or audits (including other similar services) of the Fund or the Adviser that are attributable to the operation of the Fund or requested by Members; (o) costs of winding up and liquidating the Fund; (p) expenses incurred in connection with complying with provisions in side letter agreements entered into with Members; but not including Adviser Expenses; (q) the cost of third-party software developers and software and related expenses, including as related to risk, research and market data, operations (i.e. IVP, Bloomberg and WSO), accounting and the tracking and monitoring of investments (i.e., portfolio management software, such as iLevel and general ledger software, such as VPM, or other operational or accounting software); (r) expenses related to the engagement of and ongoing obligations of the Fund’s transfer agent, including any annual fees and fees related to maintaining Member records, among others; (s) expenses related to the engagement of any rating agency (i.e. Moodys, Fitch, S&P, Kroll, etc.) and any fees and expenses associated with the ongoing responsibilities related to maintaining any rating from such agency; (t) expenses of the Board (including independent director fees, the reasonable costs of legal counsel, accountants, financial advisors and/or such other advisors and consultants engaged by the Board, as well as travel and out-of-pocket expenses related to the attendance by directors at Board meetings); (u) expenses related to the valuation or appraisal of the Fund’s Portfolio Investments and the calculation of the Fund’s net asset value; (v) travel, out-of-pocket and meal expenses related to the attendance of any employee of the Adviser who acts as a board member or board observer (or similar function) and (w) the Organizational and Offering Expenses (subject to the Adviser’s obligation in Section 1.7 to waive and/or reduce its management fee, or otherwise reimburse expenses to the Fund, in the amount of Excess Organizational and Offering Expenses).

“Fund Indebtedness” shall mean any borrowings, guarantees, repurchase arrangements or other credit or leverage obligations by the Fund.

“Fund Information” shall have the meaning set forth in Section 13.10(b).

“Fund-Related Compliance Obligation Expenses” shall mean the costs and expenses of all legal and regulatory compliance obligations under U.S. federal (including the Investment Company Act), state, local, non-U.S. or other laws and regulations directly related to managing the Fund or the making, holding or disposing of Portfolio Investments by the Fund (whether such compliance obligations are imposed on the Adviser, its Affiliates or the Fund), including, without limitation, the preparation and filing of (a) Form PF and Form ADV under the Advisers Act, (b) Form 13F, Form 13H, Section 16 filings, Schedule 13D filings, Schedule 13G filings and other beneficial ownership filings, in each case under the Exchange Act, (c) TIC Form SLT filings, (d) materials required under FATCA and FinCEN reporting requirements applicable to the Fund, (e) CFTC Form 4.13(a)(3), CPO-PQR, CTA PR and NFA Form PQR filings, (f) any fees and expenses associated with hiring and maintaining a local distribution agent or administrative agent in any non-U.S. jurisdictions and (g) any other forms, schedules or other filings with governmental and self-regulatory agencies directly related to the making, holding or disposing of Portfolio Investments by the Fund (including blue sky filings and registration statement filings, as applicable), and the costs and expenses of any administrator, custodian and/or depositary appointed by the Adviser and its affiliates in relation to the safeguarding, administering and/or holding (or similar) of Portfolio Investments and/or the performance of any functions of an administrator, custodian and/or depositary contemplated by the AIFM Directive or any national private placement regime in any jurisdiction and incurred in connection with the Adviser’s or any of its affiliates’ initial registration and compliance with ongoing registration (including annual, quarterly or similar fees), disclosure, reporting and other similar obligations or under the AIFM Directive or any national private placement regime in any jurisdiction (including, for the avoidance of doubt any reporting required in connection with Annex IV of the AIFM Directive).

“Independent Directors” shall have the meaning set forth in Section 2.2.

“ Initial Closing Date” shall mean the date on which Capital Commitments are first accepted by the Fund.

“ Initial Drawdown Date” shall mean the date of initial Drawdown Purchase from Common Unitholders.

“Investment Company Act” shall mean the U.S. Investment Company Act of 1940, as amended from time to time, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

“Investment Management Agreement” shall have the meaning set forth in Section 7.1.

“Investment Objectives” shall have the meaning set forth in Section 4.1(a).

“Investment Period” shall mean the period commencing on the Initial Closing Date and ending on the earliest to occur of (a ) the fourth anniversary of the Initial Closing Date and (b) the date of any early termination of the Investment Period pursuant to Section 5.6.

“Key Person” shall have the meaning set forth in Section 5.6.

“Key Person Event” shall have the meaning set forth in Section 5.6.

“Key Person Suspension Period” shall have the meaning set forth in Section 5.6.

“Legal Requirements” shall have the meaning set forth in Section 13.10(a).

“Limited Exclusion Right” shall have the meaning set forth in Section 5.4.

“Management Company Related Investor” shall mean the Adviser, its Affiliates and their respective families and friends (including any investment vehicles wholly-owned by, or established for the benefit of, members of the Adviser’s investment team and their respective families and friends), collectively.

“Members” shall mean, collectively, the Common Unitholders, holders of any other class of Units or any other member of the Fund.

“Member Recipients” shall have the meaning set forth in Section 13.10(a).

“New Mountain” shall mean the Adviser and its Affiliates.

“Organizational and Offering Expenses” shall mean all legal and other expenses incurred in connection with the Fund’s formation and organization and the offering of the Common Units, including (other than any Placement Fees, which will be borne by the Adviser directly or pursuant to waivers of the management fee) all out-of-pocket legal, tax, accounting, printing, data room, consultation, administrative, travel, meal, accommodation and U.S. and non-U.S. filing fees and expenses of the Fund or the Adviser (including with respect to any registration or licensing of the Fund or the Adviser for marketing under any national private placement or similar regime outside of the United States including those in member states of the European Union).

“Original Agreement” shall have the meaning set forth in the preamble hereto.

“Per Unit NAV” shall have the meaning set forth in Section 5.2.

“Per Unit Price” shall have the meaning set forth in Section 5.2.

“Person” shall mean any individual or entity, including a corporation, partnership, association, limited liability company, limited liability partnership, joint-stock company, trust, unincorporated association, government or governmental agency or authority.

“Placement Fees” shall mean the fees and expenses and any interest on deferred fees charged by any placement agent designated by the Adviser or the Fund for the marketing and sale of interests in the Fund.

“Portfolio Company” shall mean an entity in which a Portfolio Investment is made by the Fund.

“Portfolio Company Roles” shall mean serving on boards of directors, serving in executive management roles or performing the functional equivalent of such roles.

“Portfolio Investments” shall mean debt or equity investments made by the Fund.

“Qualified Replacement” shall have the meaning set forth in Section 5.6.

“Remaining Capital Commitment” shall have the meaning set forth in Section 5.2.

“Required Involvement” shall have the meaning set forth in Section 5.6.

“Securities Act” shall mean the U.S. Securities Act of 1933, as amended from time to time, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

“Senior Advisor” shall mean any employee or non-employee senior advisor of the Adviser or its Affiliates, in each case only for so long as such Person is employed or engaged by the Adviser or its Affiliates.

“Similar Law” shall mean any U.S. or non-U.S. federal, state, local, or other law or regulation that are similar to the fiduciary responsibility or prohibited transaction provisions contained in Title I of ERISA or Section 4975 of the Code.

“Specified Expenses” means all Fund Expenses incurred in the operation of the Fund with the exception of: (i) the management fee, (ii) any incentive fees, (iii) Organizational and Offering Expenses, (iv) placement fees, (v) interest on and fees and expenses arising out of all Fund indebtedness and other financing, (vi) costs of any litigation and damages (including the costs of any indemnity or contribution right granted to any placement agent or third-party finder engaged by the Fund or its affiliates) and (vii) for the avoidance of doubt, if applicable, any investor level withholding or other taxes.

“Specified Expenses Cap” shall mean an amount of Specified Expenses for any calendar year equal to (prorated for partial years and portions of years for which each applicable prong of the cap applies): (1) during the Closing Period, 0.40% of the greater of (A) $750 million and (B) actual Aggregate Committed Capital as of the end of such calendar year, (2) at the end of the Closing Period until the end of the Investment Period, 0.40% of aggregate Capital Commitments and (3) after the end of the Investment Period, 0.40% of NAV. Further, if the actual Aggregate Committed Capital of the Fund at the end of the Closing Period is less than $750 million, the prong of the Specified Expenses Cap in clause (1) above will be retroactively adjusted to equal 0.40% of Aggregate Committed Capital at the end of the Closing Period.

“Sponsor Commitment” shall have the meaning set forth in Section 5.2.

“ Subscription Agreements” shall mean the Subscription Agreements entered into by the Common Unitholders in connection with their purchases of Common Units of the Fund.

“Successor Fund” shall mean a closed-ended commingled investment vehicle organized by the Adviser or its Affiliates with investment criteria (including a return profile, security focus and leverage terms), objectives and focus substantially similar to those of the Fund. Successor Funds shall not include: (i) existing funds, accounts or portfolios of investments owned, sponsored or managed by the Adviser or its Affiliates, (ii) existing business development companies and Affiliates thereof, (iii) new or existing managed accounts or funds of one (including managed accounts or funds of one that are also BDCs), or (iv) new funds or accounts through which the Adviser or its Affiliates may make investments that are prohibited under Section 4.1(a).

“Term” shall have the meaning set forth in Section 1.4.

“Transfer” shall have the meaning set forth in Section 10.1.

“ Units” shall mean Common Units and any other class of units of limited liability company interests.

1.2       Name and Office.

(a)	Name. The name of the Fund is New Mountain Guardian III BDC, L.L.C.

(b)      Office. The Fund shall have its principal place of business at c/o New Mountain Finance Advisers BDC, L.L.C., 787 Seventh Avenue, 49th Floor, New York, New York 10019, or such other place as the Fund may determine from time to time. The registered office of the Fund in the State of Delaware is located at c/o The Corporation Trust Company, 1209 Orange Street, New Castle County, Wilmington, Delaware 19801, and the registered agent for service of process on the Fund at such address is The Corporation Trust Company. At any time, the Fund may designate another registered agent and/or registered office.

1.3               Purposes; Powers. The Fund may engage in any lawful act or activity for which limited liability companies may be formed under the laws of the State of Delaware and shall have all the powers available to it as a limited liability company formed under the laws of the State of Delaware.

1.4               Term. The term of the Fund is six years from when Capital Commitments are first made, subject to, unless the Fund is sooner dissolved, (i) a one-year extension as determined by the Adviser in its sole discretion and (ii) an additional one-year extension as determined by the Board (the six year period and any successive extensions, the “Term”). The Fund will be dissolved and its affairs wound up in an orderly manner (i) upon the expiration of its Term (as such Term may be extended pursuant to the above) or (ii) at any time upon a decision of the Board, subject to any necessary Unitholder approvals and applicable requirements of the Investment Company Act. Notwithstanding the dissolution of the Fund, the Fund shall continue in existence as a separate legal entity until cancellation of the Certificate of Formation of the Fund in accordance with Section 11.4. Prior to the end of the Term, the Fund may give a Common Unitholder the opportunity to elect (with no obligation) to exchange their Common Units for interests in another investment vehicle managed by the Adviser or its Affiliates. Any such exchange would be required to be structured in a manner so as not cause dilution to Common Unitholders who do not elect to exchange their Common Units. The Fund will give Common Unitholders sufficient information and a reasonable amount of time to make an informed decision about any potential exchange option. There is no requirement for the Fund to provide such opportunity to exchange Common Units. Any Common Units so exchanged shall, upon consummation of such exchange, be cancelled. The Fund will not list its securities on a public exchange.

1.5               Fiscal Year. The Fiscal Year of the Fund shall end on the 31st day of December in each year. The taxable year of the Fund shall be the calendar year or such other taxable year as is required under the Code.

1.6               Admission of New Members; Commitments. A Person acquiring Common Units will each enter into a Subscription Agreement pursuant to which such Person will agree to purchase Common Units for an aggregate purchase price equal to its aggregate Capital Commitment, subject to the Limited Exclusion Right. Each such Person shall be admitted as a member of the Fund at the time that such Subscription Agreement or a counterpart thereof is executed by or on behalf of such Person and accepted by the Fund.

1.7               Expenses. All Fund Expenses shall be paid by the Fund. To the extent that the Adviser or any of its Affiliates pays any Fund Expenses on behalf of the Fund, the Fund shall reimburse the Adviser or such Affiliate, as the case may be, upon request. All Adviser Expenses shall be paid by the Adviser or its Affiliates. The Adviser shall allocate any expenses that benefit the Fund and other New Mountain funds or co-investors among the Fund and the applicable Persons in a manner that the Adviser determines is fair and equitable. The Adviser shall endeavor to cause each potential co-investor that is considering an investment alongside the Fund prior to the signing of the Fund’s Portfolio Investment to bear its proportionate share of Broken Deal Expenses related to such potential Portfolio Investment, but to the extent not reimbursed by co-investors or other parties that may have invested in an unconsummated Portfolio Investment had it been consummated, Broken Deal Expenses may be borne entirely by the Fund and no share of such expense shall be required to be allocated to any such co-investors or other party; provided that no share of any break-up fees shall be allocated to any co-investor that is not bearing Broken Deal Expenses. In addition, Broken Deal Expenses may include all or a portion of fees and expenses related to proposed but unconsummated Portfolio Investments that have also been considered for investment (either alone or in conjunction with the Fund) by other New Mountain vehicles or accounts and not ultimately consummated by such vehicles or accounts. There may be circumstances when the Adviser has considered a potential investment in a portfolio company on behalf of the Fund, has determined not to make such investment and an investment is eventually made in such portfolio company by other investment vehicles or accounts sponsored by New Mountain. In these circumstances, such vehicles or accounts may benefit from research by the Adviser’s investment team and/or from costs borne by the Fund related to this research or otherwise occurred in pursuing the potential portfolio investment, but may not be required to reimburse the Fund for expenses incurred in connection with such investment. Travel and related expenses described herein include, without limitation, airfare not to exceed first class and/or business class rates, lodging, ground transportation, travel and meals. Travel and related expenses in connection with a trip taken by employees of the Adviser for purposes of multiple matters will be allocated by the Adviser in a manner that the Adviser determines is fair and equitable. The Adviser may cause the Fund’s Portfolio Companies to enter into agreements regarding group procurement, benefits management, insurance policies (which will from time to time be pooled across Portfolio Companies and discounted due to scale) and other operational, administrative or management related matters from a third party or a New Mountain Affiliate, and shall notify the Board of any such agreements no later than the next regularly scheduled meeting thereof. Fund Expenses, including certain consultant expenses, may be charged directly to the Fund or may be borne by both the Adviser and one or more Portfolio Companies. The Administrator will provide administrative services for the Fund (that would otherwise be performed by third parties), and will be entitled to the reimbursement of the fully allocated costs of the Administrator and its Affiliates of providing such services, including the costs of employee compensation and related taxes, health insurance and other benefits, and such employees’ allocable portion of overhead; provided that the amount paid under the Administration Agreement shall be reported in the Fund’s annual reports.

The Adviser shall enter into an expense limitation and reimbursement agreement whereby the Adviser agrees to reduce and/or waive the management fee it would otherwise be entitled to, or otherwise reimburse expenses to the Fund, in the amount of Excess Organizational and Offering Expenses and Excess Specified Expenses.

1.8           Size of the Fund. The Fund intends that total Capital Commitments (excluding the Capital Commitments of the Adviser or its Affiliates and any Common Unitholder who is a member of the Executive Advisory Council) shall be approximately $750 million.

1.9           Status of the Fund. The Fund intends to make an election to be classified as a corporation for U.S. federal income tax purposes (a “Corporation”) and to be regulated as a business development company and intends to elect to be treated and is authorized to take any such action as it determines necessary to qualify annually (including investing in a Portfolio Company through a Corporation), as a regulated investment company within the meaning of Section 851 of the Code.

ARTICLE II

BOARD OF DIRECTORS

2.1           Management. The business and affairs of the Fund shall be managed by or under the direction of the Board of Directors. The Board of Directors may exercise all such authority and powers of the Fund and do all such lawful acts and things as are not by statute or this Agreement directed or required to be exercised or done solely by the Members. Subject to the Investment Company Act and applicable law, the Board may delegate its rights and powers to third parties, including the Adviser, as it may determine.

Notwithstanding any other provision of this Agreement, subject to obtaining any required approvals by the Board of Directors, the Fund, and any duly authorized officer on behalf of the Fund, may execute, deliver and perform the Administration Agreement, the Investment Management Agreement, the Subscription Agreements and any side letters or similar agreements referred to in Section 13.13, other documents necessary for the formation of the Fund, any amendments to such agreements and all agreements contemplated thereby and related thereto, all without any further act, approval or vote of any Member or other Person.

2.2           Number of Directors and Manner of Acting. The number of directors on the Board shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the Whole Board; provided, however, that the number of directors on the Board shall not be less than three (3) nor more than fifteen (15). The term “Whole Board” at any time shall mean the total number of authorized directors fixed at the time whether or not there exist any vacancies in previously-authorized directorships. A majority of the Whole Board shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, and, except as otherwise expressly required by law or by this Agreement, the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. A majority of the Directors will at all times consist of Directors who are not “interested persons” (as defined in Section 2(a)(19) of the Investment Company Act) (the “Independent Directors”).

2.3           Newly Created Directorships and Vacancies. Subject to the applicable requirements of the Investment Company Act, including Section 16(b) thereunder, newly created directorships resulting from any increase in the authorized number of directors or any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal from office or any other cause shall, unless otherwise required by law or provided by resolution of the Board of Directors, be filled only by majority vote of the directors then in office, even if less than a quorum is then in office, or by the sole remaining director, and shall not be filled by Members. Directors so chosen to fill a newly created directorship or other vacancies shall serve until such director’s successor has been duly elected and qualified or until his or her earlier death, resignation or removal as provided in this Agreement.

2.4           Removal of Directors. Any director or the entire Board of Directors may be removed from office at any time, at a meeting called for that purpose, but only for cause and only by the affirmative vote of the holders of at least 66 2/3% of the voting power of the issued and outstanding Units of the Fund entitled to vote thereon, voting together as a single class.

2.5	Meetings of the Board.

(a)           Place of Meetings. Meetings of the Board of Directors shall be held at such place or places, within or without the State of Delaware, as the Board of Directors may from time to time determine or as shall be specified in the notice of any such meeting, including by telephone, videoconference or similar form of communication.

(b)           Regular Meetings. Regular meetings of the Board of Directors shall be held at such time and place as the Board of Directors may fix. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which would otherwise be held on that day shall be held at the same hour on the next succeeding business day.

(c)           Special Meetings. Special meetings of the Board of Directors may be called by the Chair of the Board of Directors, if one shall have been elected, or by a majority of the Whole Board or by the Chief Executive Officer.

2.6           Committees. The Board of Directors may designate one or more committees, including an executive committee, each committee to consist of one or more of the directors of the Fund. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Except to the extent restricted by statute or this Agreement, each such committee, to the extent provided in the resolution creating it, shall have and may exercise all the powers and authority of the Board of Directors (including, without limitation, the right to delegate authority to one or more subcommittees thereof). Each such committee shall serve at the pleasure of the Board of Directors and have such name as may be determined from time to time by resolution adopted by the Board of Directors.

2.7           Officers. The officers of the Fund shall be elected by the Board of Directors and shall include the Chief Executive Officer, the Chief Financial Officer, the Chief Compliance Officer and the Corporate Secretary. The Fund may also have, at the discretion of the Board of Directors, such other officers as are desired, including one or more Vice Presidents, Treasurer, one or more Assistant Treasurers, Controller, one or more Assistant Corporate Secretaries, and such other officers as may be necessary or desirable for the business of the Fund. In the event there are two or more Vice Presidents, then one or more may be designated as Executive Vice President, Senior Vice President, or other similar or dissimilar title. At the time of the election of officers, the directors may by resolution determine the order of their rank. Any number of offices may be held by the same person, and no officer need be a director. In its discretion, the Board of Directors may choose not to fill any office for any period as it may deem advisable.

2.8           Executive Advisory Council.

(a)           To the extent the Board or the Adviser deem necessary or advisable in their discretion, the Board or the Adviser may consult from time to time with members of New Mountain’s executive advisory council (the “Executive Advisory Council”) on various matters concerning general industry trends and related matters, such as investments and broad strategy as well as specific investment diligence. Neither the Executive Advisory Council, nor any member thereof, will control or have any authority to bind the Fund, and as an advisory body the Executive Advisory Council shall not be construed as a board of directors or similar body with management, decision-making, investment or fiduciary authority or responsibility.

(b)           In addition to project-related consulting fees paid by the Fund to the Executive Advisory Council, members of the Executive Advisory Council may be reimbursed by the Fund for their reasonable and documented out-of-pocket expenses in connection with the performance of project-related responsibilities as members of the Executive Advisory Council. For the avoidance of doubt, the Members acknowledge that members of the Executive Advisory Council may receive compensation from the Adviser and its Affiliates.

(c)           The Members acknowledge that, to the fullest extent permitted by law, notwithstanding any duty otherwise existing at law or in equity, (i) members of the Executive Advisory Council will not be acting in a fiduciary capacity with respect to the Board, the Adviser, the Fund or any Member, (ii) members of the Executive Advisory Council have substantial responsibilities outside of their Executive Advisory Council activities and are not obligated to devote any fixed portion of their time to the activities of the Fund, (iii) none of the members of the Executive Advisory Council or their Affiliates shall be prohibited from engaging in activities which compete or conflict with those of the Fund and (iv) and the doctrine of corporate opportunity, or any analogous doctrine, shall not apply to any such member.

ARTICLE III

THE MEMBERS

3.1           No Participation in Management, etc. Except as expressly provided in this Agreement, no Member shall have the right or power to participate in the management or control of the Fund’s investment or other activities, transact any business in the Fund’s name or have the power to sign documents for or otherwise bind the Fund.

3.2           Limitation of Liability. Except as may otherwise be provided by the Delaware Act or as expressly provided for herein, the liability of each Member is limited to its Capital Commitment, and no Member shall be obligated to make a Capital Contribution at any time exceeding its then Remaining Capital Commitment. Except as otherwise expressly provided by the Delaware Act, the debts, obligations and liabilities of the Fund, whether arising in contract, tort or otherwise, shall be the debts, obligations and liabilities solely of the Fund, and a Member shall not be obligated personally for any such debt, obligation or liability of the Fund solely by reason of being a Member.

3.3           No Priority. No Common Unitholder shall have priority over any other Member as to the return of the amount of the value of its Common Units.

3.4           Meetings of Members. All meetings of the Members for any purpose shall be at any such place as shall be designated from time to time by the Board and stated in the notice of meeting or in a duly executed waiver of notice thereof. Meetings of Members may be called by the Board, the Chair of the Board, the Chief Executive Officer or holders of a majority of the Units. The Board of Directors may postpone, adjourn, reschedule or cancel any meeting of Members previously scheduled by the Board of Directors, the Chair of the Board or the Chief Executive Officer. For each meeting, only business specified in the Fund’s notice of meeting (or any supplement thereto) may be conducted at such meeting.

3.5           Quorum. Unless otherwise required by law, Members holding a majority of the Units entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings; provided that where a separate vote of Common Units and any other class of Units is required, the holders of a majority of all issued and outstanding Common Units and such other class of Units, as applicable, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to such matter. Abstentions will be treated as Units that are present and entitled to vote for purposes of determining the number present and entitled to vote with respect to any particular proposal, but will not be counted as a vote in favor of such proposal.

If such quorum shall not be present or represented by proxy at any meeting, then either the Chair or Members entitled to vote thereat (present in person or represented by proxy) shall have the power to adjourn a vote from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented by proxy. At such adjourned meeting at which a quorum shall be present or represented by proxy, any business may be transacted which might have been transacted at the meeting as originally called. If the adjournment is for more than thirty (30) days, or, if after adjournment a new record date is set, then a notice of the adjourned meeting shall be given to each Member entitled to vote at the meeting.

3.6           Member Voting and Consents. Whenever action is required by applicable law or this Agreement to be taken by a specified percentage in interest of the Members (or any class or group of Members), such action shall be deemed to be valid if taken upon the written vote or written consent of those Members (or those Members included in such class or group) whose Units represent the specified percentage of the aggregate outstanding Units of all Members (or all Members included in such class or group) at the time. Each Member shall be entitled to one vote for each Unit held on all matters submitted to a vote of the Members. For these purposes, a “majority-in-interest” shall mean a percentage in interest in excess of 50%.

3.7           Bankruptcy, Dissolution or Withdrawal of a Member. The bankruptcy, dissolution or resignation of a Member shall not in and of itself dissolve or terminate the Fund. Upon the death, incompetence, bankruptcy, insolvency, liquidation or dissolution of a Member, the rights and obligations of such Member under this Agreement, to the maximum extent permitted by law, shall inure to the benefit of, and shall be binding upon, such Member’s successor(s), estate or legal representative. No Member shall resign from the Fund prior to the dissolution of the Fund except pursuant to Section 10.3.

3.8	Advisory Committee.

(a)           Appointment of Members, etc. The Adviser will establish an investor advisory committee (the “Advisory Committee ”), which, by no later than sixty (60) calendar days after the end of the Closing Period, except as a result of vacancy due to death, resignation or removal, will consist of at least three (3) members and no more than five (5) members selected by the Adviser from among the Common Unitholders; provided that prior to the end of the Closing Period the Advisory Committee may consist of fewer than three voting members. Each Person appointed to the Advisory Committee shall serve until such Person’s death, resignation or removal pursuant to this Section 3.8(a) or at the request of the Member that such Person represents. Any member of the Advisory Committee may resign by giving the Adviser thirty (30) calendar days’ prior written notice. Any member of the Advisory Committee shall be deemed removed, in the sole discretion of the Adviser (except pursuant to clause (iv) of this sentence), if the Common Unitholder(s) from which the Adviser that appointed such member (i) becomes a Defaulting Member, (ii) assigns more than 50% of its Common Units in the Fund to a Person that is not an Affiliate of such Member, (iii) is determined pursuant to Section 10.3 to be a Member whose continued participation in the Fund would have an Adverse Consequence or otherwise be reasonably likely to result in a significant delay, extraordinary expense or material adverse effect on the Adviser, the Fund, any Portfolio Company or any of their respective Affiliates or (iv) is notified that such member has been removed upon the recommendation of the Adviser with the consent of a majority of the other members of the Advisory Committee. Upon the removal of a member of the Advisory Committee pursuant to clauses (i), (ii) or (iii) of the preceding sentence, the Adviser may appoint a replacement member, and upon the death or resignation of a member of the Advisory Committee or the removal of such member pursuant to clause (iv) of the preceding sentence or the request of the Common Unitholder(s) from which the Adviser that appointed such member, the Adviser may appoint a replacement for such member from such Common Unitholder.

(b)           Scope of Authority. The Advisory Committee shall be authorized to, as required and subject to Regulation FD promulgated by the U.S. Securities and Exchange Commission, provide such advice and counsel as is requested by the Adviser or the Board in connection with actual and potential conflicts of interest, valuation matters and other matters relating to the Fund. The Advisory Committee shall not constitute a committee of the Fund and shall take no part in the control or management of the Fund, nor shall it have any power or authority to act for or on behalf of the Fund, and all investment decisions, as well as all responsibility for the management of the Fund, shall rest with the Board. Any actions taken by the Advisory Committee shall be advisory only, and none of the Board, the Adviser or any of its Affiliates shall be required or otherwise bound to act in accordance with any decision, action or comment of the Advisory Committee or any of its members.

(c)           Other Activities of the Members. The Members acknowledge that, to the extent permitted by applicable law, notwithstanding any duty otherwise existing at law or in equity, the members of the Advisory Committee and the Common Unitholders from which the Adviser appointed such members (i) will not be obligated to act in a fiduciary capacity with respect to, and shall not owe any duty (fiduciary or otherwise) to, the Fund or any Member in respect of the activities of the Advisory Committee, (ii) have substantial responsibilities in addition to their Advisory Committee activities and are not obligated to devote any fixed portion of their time to the activities of the Advisory Committee and (iii) will not be prohibited from engaging in activities that compete or conflict with those of the Fund, nor shall any such restrictions apply to any of their respective Affiliates and the doctrine of corporate opportunity, or any analogous doctrine, shall not apply to such Persons.

(d)           Meetings. Meetings of the Advisory Committee may be called by the Adviser in its sole discretion. In addition, a special meeting of the Advisory Committee may be called by a majority of the voting members of the Advisory Committee at any time. Except as expressly provided in this Section 3.8, the Advisory Committee shall conduct its business in such manner and by such procedures as a majority of its members deems appropriate.

(e)           Fees and Expenses, etc . The members of the Advisory Committee shall serve without compensation, but shall be reimbursed by the Fund for all reasonable and documented out-of-pocket expenses incurred in attending meetings of the Advisory Committee. The members of the Advisory Committee (and, with respect to Claims or Damages arising out of or relating to service on the Advisory Committee only, the Common Unitholder(s) from which the Adviser appointed such member and each of such Common Unitholder(s)’ shareholders, officers, directors, employees, partners, members and managers) shall be indemnified by the Fund as provided in Article IX and entitled to the benefit of the exculpation provisions set forth herein.

ARTICLE IV

INVESTMENTS; INDEBTEDNESS

4.1           Investments in Portfolio Companies.

(a)           Investment Objectives. The Fund’s investment objective is to generate current income and capital appreciation primarily by making or originating debt investments in Portfolio Companies (the “Investment Objectives”). The form of the Fund’s investments may include first lien, second lien or subordinated debt, or, to a lesser extent, preferred equity or common equity. The Fund will not invest in real property or hold equity in a U.S. real property holding company. After the Fund’s initial ramp period, the Fund’s target Portfolio Investment size in one Portfolio Company is expected to be 2.0% to 4.0% of total assets at the time of investment and the maximum Portfolio Investment size in one Portfolio Company is expected to be 6.0% of total assets at the time of investment.

(b)           Investment Period. During the Investment Period, subject to Section 5.6, the Fund may make Portfolio Investments as determined by the Adviser, subject to the oversight of the Board. Following the termination of the Investment Period (and during any Key Person Suspension Period), no Portfolio Investments will be made by the Fund (and no Drawdown Purchases shall be required therefor) other than, within three months following the end of the Investment Period, (i) Follow-Up Investments and (ii) Follow-On Investments that are not Follow-Up Investments in an aggregate amount (net of amounts returned) of up to 15% of the aggregate Capital Commitments. For the avoidance of doubt, Drawdown Purchases may be required, in the Adviser’s discretion, following the termination of the Investment Period to repay Fund Indebtedness; provided that no such Drawdown Purchase shall be required to repay Fund Indebtedness incurred following the termination of the Investment Period to make a Portfolio Investment other than a Follow-Up Investment or Follow-On Investment for which the Drawdown Purchases could have been required in accordance with this Section 4.1(b); provided, further, that no Common Unitholder shall be required to fund a Drawdown Purchase in excess of its Remaining Capital Commitment.

(c)           Reinvestment. Subject to the requirements in the Code and the terms of any borrowings or other financings or similar obligations, proceeds realized by the Fund from the sale or repayment of any Portfolio Investment (as opposed to investment income) during the Investment Period, may be retained and be used by the Fund for purposes of making Portfolio Investments or paying Fund Expenses. Any amounts so reinvested will not reduce a Common Unitholder’s Remaining Capital Commitment.

4.2           Fund Indebtedness; Borrowings. The Fund may, either directly or through one or more subsidiaries, incur Fund Indebtedness for cash management and administrative purposes, including to pay Fund Expenses and obtain leverage for purposes of making Portfolio Investments. To facilitate such Fund Indebtedness, the Fund may, among other things, enter into one or more credit facilities, including subscription facilities, with service providers to the Fund or third-party credit institutions or other lenders. In connection with potential Fund Indebtedness, the Fund’s lenders may require the Fund to pledge assets or Capital Commitments (and the ability to enforce the payment thereof). The Fund will repay any borrowings under a subscription facility on or prior to the six-month anniversary of the borrowing. The Fund shall not incur leverage if, as a result of such incurrence, its aggregate Fund Indebtedness with direct recourse to the Fund or the Fund’s asset (excluding, for the avoidance of doubt, borrowings under any subscription line secured by unfunded Capital Commitments) would exceed 50% of its assets (valued at cost). For the avoidance of doubt, for purposes of determining the leverage limit under this Section 4.2, (A) Fund Indebtedness shall exclude (i) indebtedness incurred by specific Portfolio Companies or secured by the assets thereof or guarantees made by specific Portfolio Companies and (ii) indebtedness between the Fund and any subsidiary of the Fund and (B) Fund assets shall include aggregate Remaining Capital Commitments. Furthermore, the Fund will not incur leverage in excess of the amounts permitted by the Investment Company Act.

In furtherance of the foregoing, but notwithstanding any other provision of this Agreement, in connection with any Fund Indebtedness, to the fullest extent permitted by law, the Fund, and the Board or the Adviser on behalf of the Fund, are hereby authorized to pledge, hypothecate, mortgage, assign, transfer or grant security interests in or other liens on (i) any assets of the Fund, (ii) the Members’ Subscription Agreements and the Members’ obligations to make capital contributions thereunder and hereunder subject to the terms hereof, and (iii) any other assets, rights or remedies of the Fund hereunder or under the Subscription Agreements, including without limitation, the right to issue Drawdowns and to exercise remedies upon a default by a Member in the payment of its capital contributions and the right to receive capital contributions and other payments. In furtherance of the foregoing, but notwithstanding any other provision in this Agreement, (i) the Fund may borrow funds, incur indebtedness and enter into guarantees together with one or more Persons on a joint and several basis or on any other basis that the Adviser, in its sole discretion, determines is fair and reasonable to the Fund, and (ii) in connection with any borrowing, indebtedness or guarantee by the Fund, all capital contributions shall be payable to the account designated by the Adviser or any lender or other credit party of the Fund. All rights granted to a lender pursuant to this Section 4.2 shall apply to its agents and its successors and assigns.

ARTICLE V

CLOSINGS, CAPITAL COMMITMENTS AND DRAWDOWNS

5.1           Closings. The admission of Members will take place on such date as determined by the Adviser (each such date, a “Closing Date,” and the date upon which the first admission of Members occurs being referred to herein as the “Initial Closing Date”). Such admissions will occur, from time to time in the Adviser’s sole discretion, during a period starting with the Initial Closing Date and continuing through the Closing Period. As a result, the Fund may enter into Subscription Agreements with Common Unitholders during the Closing Period (such closings after the Initial Closing Date, “Additional Closings”) but after the Initial Drawdown Date and any Common Unitholder whose subscription has been accepted at an Additional Closing is referred to as an “Additional Investor.” Any such Person shall be admitted on a Closing Date as a Member at the time that a Subscription Agreement or a counterpart thereof is executed by or on behalf of such Person and accepted by the Fund.

5.2           Capital Commitments. The minimum Capital Commitment for each Common Unitholder is $5 million. The Adviser reserves the right to accept Capital Commitments of a lesser amount. Except as otherwise provided herein, each Member shall make Drawdown Purchases in an aggregate amount not to exceed its Capital Commitment, as set forth in such Common Unitholder’s Subscription Agreement. Each Common Unitholder agrees to purchase Common Units for an aggregate purchase price equal to its Capital Commitment, payable at such times and in such amounts as required by the Fund, under the terms and subject to the conditions set forth herein. On each Drawdown Date (as defined below), each Common Unitholder agrees to purchase from the Fund, and the Fund agrees to issue to the Common Unitholder, a number of Common Units equal to the Drawdown Unit Amount (as defined below) at an aggregate price equal to the Drawdown Purchase Price (as defined below); provided, however, that in no circumstance will a Common Unitholder be required to purchase Units for an amount in excess of its Remaining Capital Commitment (as defined below). Such Capital Commitment shall constitute a binding commitment to purchase Common Units no earlier than the Fund’s election to be treated as a business development company pursuant to Section 54(a) of the Investment Company Act. An affiliate of the Adviser (together with members of New Mountain’s senior management team) will make Capital Commitments of at least 5% of total Capital Commitments (the “Sponsor Commitment”).

“Drawdown Purchase Price” shall mean, for each Drawdown Date, an amount in U.S. dollars determined by multiplying (i) the aggregate amount of Capital Commitments being drawn down by the Fund from all Common Unitholders on that Drawdown Date, by (ii) a fraction, the numerator of which is the Remaining Capital Commitment of the Common Unitholder and the denominator of which is the aggregate Remaining Capital Commitments of all Common Unitholders that are not Defaulting Investors or Excluded Investors (as defined below).

“Drawdown Unit Amount” shall mean, for each Drawdown Date, a number of Common Units determined by dividing (i) the Drawdown Purchase Price for that Drawdown Date by (ii) the applicable Per Unit Price (as defined below), subject to adjustment in accordance with the procedures set forth in Section 5.3(c), with the resulting quotient adjusted to the nearest whole number to avoid the issuance of fractional shares.

“Per Unit NAV” shall mean, for any Drawdown Date or Catch-Up Date (as defined below) or for Section 10.3, net asset value per Share as of the end of the most recent calendar quarter, determined in accordance with the procedures set forth in Section 5.3(c) in a manner consistent with the limitations of the Investment Company Act as of the last day of the Fund’s calendar quarter immediately preceding such date.

“Per Unit Price” shall mean, (1) for the Initial Drawdown Date and any future Drawdown Dates or Catch-Up Dates ~~within 18 months from the Initial Drawdown Date (the “Stable Offering Price Period”), $10,00~~(as defined below) where the then-current Per Unit NAV is greater than or equal to $9.70, $10.00, and (2) for any future Drawdown Dates or Catch-Up Dates ~~(as defined below) after the Stable Offering Price Period, the~~where the then-current Per Unit NAV is less than $9.70, the greater of (A) Per Unit NAV and (B) $9.50; provided that the Per Unit Price shall be subject to the limitations of Section 23 under the Investment Company Act (which generally prohibits the Fund from issuing Shares at a price below the then-current net asset value of the Shares as determined within 48 hours, excluding Sundays and holidays, of such issuance, (taking into account any investment valuation adjustments from the latest quarterly valuation date in accordance with the Fund’s valuation policy) subject to certain exceptions). By executing a Subscription Agreement and agreeing to become a Member, each Common Unitholder agrees that it is providing its consent, in accordance with Section 23(b) of the Investment Company Act, for the Fund to issue Units at a $10.00the offering prices ~~during the Stable Offering Price Period~~described above even if such offering price is below the then-current Per Unit NAV.

“Remaining Capital Commitment” shall mean, with respect to a Common Unitholder, the amount of such Common Unitholder’s Capital Commitment as of any date reduced by the aggregate amount of contributions made by that Common Unitholder at all previous Drawdown Dates and any Catch-Up Dates.

5.3           Drawdowns. During the Investment Period, the Adviser may issue capital calls, and Common Unitholders will be required to make Drawdown Purchases, for any permitted Fund purpose in the manner set forth below:

(a)                Timing of Drawdown Notices; Use of Drawdowns. The Adviser shall provide each Common Unitholder with a notice of each drawdown of Capital Commitments (a “Drawdown Notice”) at least ten (10) Business Days prior to the date on which such Drawdown Purchase is due and payable (the “Drawdown Date”). The delivery of a Drawdown Notice to the Common Unitholder shall be the sole and exclusive condition to the Common Unitholder’s obligation to pay the Drawdown Purchase Price identified in each Drawdown Notice.

(b)                Contents of Drawdown Notices. Each Drawdown Notice should set forth (i) the Drawdown Date, (ii) the aggregate number of Common Units to be sold to all Common Unitholders on the Drawdown Date and the aggregate purchase price for such Common Units, (iii) the applicable Drawdown Unit Amount, Drawdown Purchase Price and Per Unit Price and (iv) the account to which the Drawdown Purchase Price should be wired.

(c)                Calculation of Each Member’s Share of a Drawdown. Notwithstanding Section 5.2, on one or more dates to be determined by the Fund that occur on or following an Additional Closing but no later than the next succeeding Drawdown Date (each, a “Catch-Up Date”), each Additional Investor shall be required to purchase, on no less than ten (10) Business Days prior notice, from the Fund a number of Common Units with an aggregate purchase price necessary to ensure that, upon payment of the aggregate purchase price for such Common Units by the Additional Investor in the aggregate for all Catch-Up Dates, such Additional Investor’s Contributed Capital Percentage (as defined below) shall be equal to the Contributed Capital Percentage of all prior Common Unitholders (other than any Defaulting Investors, Excluded Investors or any Common Unitholders who have subscribed on prior Additional Closing and have not yet funded the Catch-Up Purchase Price) (the “Catch-Up Purchase Price”).

Upon payment of the Catch-Up Purchase Price by a Common Unitholder on a Catch-Up Date and payment by other Common Unitholders of the requisite amount, the Fund shall issue to each such Additional Investor a number of Common Units determined by dividing

(A) the Catch-Up Purchase Price for such Additional Investor by (B) the Per Unit Price for such Additional Investor as of a Catch-Up Date. For the avoidance of doubt, in the event that the Catch-Up Date and a Drawdown Date occur on the same calendar day, such Catch-Up Date (and the application of the provisions of this Section 5.3(c)) shall be deemed to have occurred immediately prior to the relevant Drawdown Date.

“Contributed Capital Percentage” means, with respect to a Common Unitholder holding Capital Commitments, the percentage determined by dividing such Common Unitholder’s Contributed Capital (as defined below) by such Common Unitholder’s total Capital Commitments (whether or not funded).

“Contributed Capital ” means, with respect to a Common Unitholder holding Capital Commitments, the aggregate amount of capital contributions from such Common Unitholder’s Capital Commitments that have been funded by such Common Unitholder to purchase Units. For the avoidance of doubt, Contributed Capital will not take into account distributions of the Fund’s investment income (i.e., proceeds received in respect of interest payments, dividends or fees, net of expenses) to the investors.

Following the Investment Period, the Adviser may issue Drawdown Notices, and Common Unitholders will be required to make Drawdown Purchases, for the purposes described in Section 4.1(b).

5.4           Excluded Investors. Notwithstanding anything to the contrary contained in this Agreement, the Fund shall have the right (a “Limited Exclusion Right”) to exclude any Common Unitholder (such Common Unitholder, an “Excluded Investor”) from purchasing Common Units from the Fund on any Drawdown Date if, in the reasonable discretion of the Fund, there is a reasonable likelihood that such Common Unitholder’s purchase of Units at such time would result in (i) a violation of, or noncompliance with, any law or regulation to which such Common Unitholder, the Fund, the Adviser, any other Member or a Portfolio Company would be subject or (ii) all or any portion of the assets of the Fund to be considered plan assets for purposes of Title I of ERISA, Section 4975 of the Code, or any applicable Similar Law. In the event that any Limited Exclusion Rights is exercised, the Fund shall be authorized to issue an additional Drawdown Notice to the non-Excluded Investors to make up any applicable shortfall caused by such Limited Exclusion Right.

In addition, notwithstanding anything to the contrary contained in this Agreement, the Fund will have the power to take certain actions to avoid having (i) all or any portion of the assets of the Fund characterized as plan assets, for purposes of the fiduciary responsibility or prohibited transaction provisions of ERISA, Section 4975 of the Code or any Similar Law, including, without limitation, the right to cause a Common Unitholder that is a “benefit plan investor” (within the meaning of Section 3(42) of ERISA) to resign from the Fund in whole or in part and (ii) the Fund and the Adviser being considered a fiduciary of any Member for purposes of Title I of ERISA, Section 4975 of the Code or any applicable Similar Law.

5.5           Defaulting Investors. In the event that a Common Unitholder fails to pay all or any portion of the purchase price due from such Common Unitholder on any Catch-Up Date or Drawdown Date and such default remains uncured for a period of ten (10) Business Days after the written notice of such failure is given by the Fund to the Common Unitholder, the Fund shall be permitted to declare such Common Unitholder to be in default of its obligations under this Agreement (any such Common Unitholder, a “Defaulting Investor”) and shall be permitted to pursue one or any combination of the following remedies:

(a)               the Fund may prohibit the Defaulting Investor from purchasing additional Units on any future Drawdown Date or otherwise participating in any future investments in the Fund;

(b)               Fifty percent (50%) of the Units then held by the Defaulting Investor shall be automatically transferred on the books of the Fund, without any further action being required on the part of the Fund or the Defaulting Investor, to the other Common Unitholders (other than any other Defaulting Investor), pro rata in accordance with their respective Capital Commitments; provided, however, that notwithstanding anything to the contrary contained in this Agreement, no Units shall be transferred to any other Common Unitholder pursuant to this Section 5.5(b) in the event that such transfer would (A) violate the Securities Act, the Investment Company Act or any state (or other jurisdiction) securities or “Blue Sky” laws applicable to the Fund or such transfer would, (B) based on a written opinion of such Defaulting Investor’s counsel (which opinion and counsel shall be reasonably acceptable to the Fund) constitute a non-exempt “prohibited transaction” under Section 406 of ERISA or Section 4975 of the Code or (C) cause all or any portion of the assets of the Fund to constitute “plan assets” for purposes of ERISA or Section 4975 of the Code (it being understood that this proviso shall operate only to the extent necessary to avoid the occurrence of the consequences contemplated herein and shall not prevent the Common Unitholder from receiving a partial allocation of its pro rata portion of Units); provided, further, that any Units that have not been transferred to one or more other Common Unitholders pursuant to the previous proviso shall be allocated among the participating other Common Unitholders pro rata in accordance with their respective Capital Commitments. The provisions of in this Section 5.5(b) constitute specified penalties or consequences for default in accordance with Section 18-502(c) of the Delaware Act. The damage to the Fund and other Common Unitholders resulting from a default by the Defaulting Investor is both significant and not easily quantified. By entry into a Subscription Agreement, the Common Unitholder agrees to this transfer and acknowledges that it constitutes a reasonable remedy and a specified penalty or consequence as contemplated by Section 18-306 of the Delaware Act for any default in the Common Unitholder’s obligation of the type described; and

(c)           The Fund may pursue any other remedies against the Defaulting Investor available to the Fund, subject to applicable law. By signing a Subscription Agreement, each Common Unitholder agrees that this Section 5.5 is for the benefit of the Fund and shall be interpreted by the Fund against a Defaulting Investor in the discretion of the Fund. Each Common Unitholder further agrees that such Common Unitholder cannot and will not seek to enforce this Section 5.5 against the Fund or any other Member in the Fund.

5.6          Key Person Suspension or Early Termination of Investment Period. Upon the occurrence of a Key Person Event, the Adviser will promptly give notice to the Members of this fact, at which time the Investment Period will immediately be suspended for 90 days (such 90-day period or shorter period pursuant to this paragraph, the “Key Person Suspension Period”). Prior to the expiration of the Key Person Suspension Period, the Adviser will solicit votes from either (as determined by the Adviser in its sole discretion) the independent members of the Board or the Members to either: (i) lift the Key Person Suspension Period on or prior to its 90-day expiration and resume the Investment Period or (ii) replace the Key Persons with Qualified Replacements nominated by the Adviser and resume the Investment Period. If the Key Person Suspension Period elapses without the written election or vote of a majority of the independent members of the Board or holders of a majority of the outstanding Units, as applicable, being entitled to make such determination to either lift the Key Person Suspension Period or replace the Key Persons with Qualified Replacement selected by the Adviser, then the Investment Period will be permanently terminated. Notwithstanding the foregoing, the Key Person Suspension Period and/or the termination of the Investment Period will not be effective in respect of any transactions for which there is an executed letter of intent (whether or not binding) or other written commitment prior to the occurrence of such Key Person Event.

A “Key Person” means each of Steven B. Klinsky, Robert A. Hamwee, John R. Kline and any qualified additional or a “Qualified Replacement” for any of them appointed pursuant to this paragraph or the final paragraph of this section.

A “Key Person Event” will be deemed to occur if at any time during the Investment Period all Key Persons simultaneously have ceased for any reason to devote the Required Involvement (as defined below) for more than 30 days.

A “Qualified Replacement” is someone who, in the reasonable judgment of the Adviser, is a professional with credit investment experience.

“Required Involvement” means (i) with respect to Mr. Klinsky or any Qualified Replacement therefor, the dedication of substantially all of the Key Person’s business time to New Mountain, its funds and their respective portfolio companies and (ii) with respect to Messrs. Hamwee and Kline and any Qualified Replacement therefor, the dedication of a substantial majority of the Key Person’s business time to New Mountain’s credit investing activities, New Mountain’s credit funds and their portfolio companies.

Upon the occurrence of an Alternative Key Person Event, the Adviser will, as soon as reasonably practicable, solicit votes from the Members to determine whether they wish to terminate the Investment Period at such time. If Members holding 70% of the outstanding Units affirmatively vote in favor of the termination of the Investment Period within 90 days of the Alternative Key Person Event, the Investment Period will be terminated upon the expiration of such 90-day period. An “Alternative Key Person Event” will be deemed to occur if at any time during the Investment Period where any two Key Persons simultaneously cease for any reason to devote the Required Involvement for more than 30 days.

At any time during the Investment Period, the Adviser may, by written notice to the Members, appoint a Qualified Replacement for any Key Person; provided that if, within 20 Business Days of receipt of notice from the Adviser of the selection of a person as a Qualified Replacement, holders of 60% of the outstanding Units object in writing to the selection of such person as a Qualified Replacement, such person shall not constitute a Qualified Replacement and the Adviser, in its sole discretion, shall appoint another person as a Qualified Replacement (with any such other person also being subject to objection pursuant to this proviso).

5.7          Successor Funds. None of the Adviser or any Affiliates of the Adviser may commence the operation of a Successor Fund until the earlier of (1) the end of the Investment Period or (2) the time that at least 75% of the Common Unitholders’ aggregate Capital Commitments have been called pursuant to Section 5.3.

ARTICLE VI

UNITS; DISTRIBUTIONS

6.1          Units. Interests in the Fund will be held in the form of Units. The Fund will issue Common Units to investors from time to time at the applicable Price Per Unit. Such Common Units will be issued through drawdowns on specific Drawdown Dates or Catch-Up Dates, with Common Unitholders required to contribute all or a portion of their Remaining Capital Commitments in exchange for Common Units as set forth in this Agreement.

Without the consent of any Common Unitholder, the Board may cause the Fund to issue one class of preferred Units, which class of Units may have rights senior to those of the Common Units, and such other characteristics as the Board may determine, subject to the requirements of the Investment Company Act. The Board may amend and supplement this Agreement to provide for the terms of such preferred Units. In connection with the issuance of any such preferred Units to a Person, such Person shall execute this Agreement and become a Member.

6.2          Distributions. The Fund generally intends to distribute, out of assets legally available for distribution, substantially all of its available earnings, on a quarterly basis, as determined by the Fund’s Board in its discretion. Any distributions received by a Common Unitholder shall have no effect on the amount of the Common Unitholder’s Remaining Capital Commitments. Notwithstanding anything to the contrary contained in this Agreement, the Fund, and the Board on behalf of the Fund, will not make a distribution to any Member if such distribution would violate any provision of the Delaware Act or any other applicable law, rule, regulation or administrative requirement.

6.3           Withholding Taxes. To the extent the Fund determines that it is required by law to withhold taxes with respect to distributions made by the Fund to a Member (“Withholding Taxes”), the Fund may withhold such taxes as so required. The Fund will treat all Withholding Taxes as amounts distributed to the Member with respect to which such withholding was made. To the fullest extent permitted by law, each Member hereby agrees to indemnify and hold harmless the Fund and the other Members from and against any liability (including, without limitation, any liability for taxes, penalties, additions to tax or interest) with respect to distributions or other payments made to such Member; provided that no reimbursement shall be required for such penalties, additions to tax, or interest that resulted from the gross negligence of the Fund. The foregoing indemnity obligation of each Member shall survive dissolution and termination of the Fund and shall survive the withdrawal of any Member from the Fund or any Transfer of Units.

ARTICLE VII

THE ADVISER

7.1       Appointment of the Adviser. Subject to the requirements of the Investment Company Act, the Fund shall be party to an investment management agreement (the “Investment Management Agreement”) with the Adviser for purposes of engaging the Adviser to manage the Fund’s investments.

ARTICLE VIII

ADMINISTRATION; BOOKS AND RECORDS; REPORTS; ETC.

8.1         Administrator. The Fund shall be party to an administration agreement (the “Administration Agreement”) with the Administrator for purposes of engaging the Administrator to provide administrative services to the Fund. The Administrator may hire a third party sub-administrator to assist with the provision of administrative services.

8.2          Maintenance of Books and Records. The Fund shall keep or cause to be kept at the address of the Administrator (or at such other place as the Fund or the Administrator shall determine and, if during the Term, shall advise the Members in writing) full and accurate accounts of the transactions of the Fund in proper books and records of account, during the Term and for a period of at least six (6) years thereafter, which books and records shall set forth full and accurate information regarding the Fund in all material respects. Such books and records shall be maintained in accordance with U.S. generally accepted accounting principles, which shall be the basis for the preparation of the Fund’s financial reports prepared pursuant to this Article VIII. Such books and records shall be available, upon five (5) Business Days’ notice to the Fund, for inspection and copying at reasonable times during business hours by a Member (other than any Defaulting Investor) or its duly authorized agents or representatives for any purpose reasonably related to such Member’s interest as a member in the Fund. For the avoidance of any doubt, the Fund acknowledges and agrees that, notwithstanding anything contained in Section 13.10(a) to the contrary, any Member acting in compliance with this Agreement and the requirements of applicable law shall be entitled to receive a list of names, addresses and Capital Commitments of the Members within five (5) Business Days after making a request therefor.

8.3          Reports. The Fund will maintain a registration under the Exchange Act and shall prepare and make available to each Member the reports it is required to file under the Exchange Act, including any required audited and unaudited financial statements.

8.4          Closing Documents. The Fund shall provide to each Member an electronic copy of a set of executed documents relating to such Member’s subscription for Common Units within thirty (30) calendar days of such Member’s admission to the Fund.

8.5         Tax Documents. The Fund will cause to be delivered after the end of each calendar year to each Member who was a Member at any time during such calendar year and is subject to U.S. federal, state, and local tax reporting obligations, such information as may be necessary for the preparation of such Member’s U.S. federal, state, and local tax returns (including, but not limited to, Form 1042 and Form 1099, as applicable).

8.6          Valuation. The fair value of the Fund’s assets will be determined pursuant to a valuation policy approved by the Board.

ARTICLE IX

INDEMNIFICATION

9.1          Limitation of Liability. To the fullest extent permitted by applicable law, no Covered Person will be liable to the Fund or to any Member for any act or omission performed or omitted by any such Covered Person (including any acts or omissions of or by another Covered Person), in the absence of (i) breach of this Agreement by such Covered Person, (ii) willful misfeasance, bad faith, fraud or gross negligence on the part of such Covered Person in the performance of its duties or by reason of the reckless disregard of its duties and obligations, or (iii) violation of any law by such Covered Person, including, but not limited to, violation of any federal or state securities law, that has a material adverse effect on the Fund (collectively, “Disabling Conduct”). Notwithstanding the foregoing, the definition of “Disabling Conduct”, as it relates to the members of the Advisory Committee (and the Members represented by such members, solely with respect to the activities of such members acting in their capacity as Advisory Committee members), shall mean fraud, bad faith or willful misconduct.

9.2           Indemnification. The Fund shall, to the fullest extent permitted by law, indemnify each Covered Person for any loss or damage incurred by it in connection with any matter arising out of, or in connection with, the Fund, including the operations of the Fund and the offering of Units, except for losses incurred by a Covered Person arising solely from (i) the Covered Person’s own Disabling Conduct or (ii) a claim between or among Covered Persons.

9.3          Expenses. In addition to the right to indemnification conferred in Section 9.2, an Covered Person shall also have the right to be paid by the Fund the expenses (including reasonable attorney’s fees) incurred in appearing at, participating in or defending any such proceeding in advance of its final disposition or in connection with a proceeding brought to establish or enforce a right to indemnification or advancement of expenses under this Article IX; provided, however, that, if applicable laws require or in the case of an advance made in a proceeding brought to establish or enforce a right to indemnification or advancement, an advancement of expenses incurred by an Covered Person in his or her capacity as a director, officer, employee or Advisory Committee member shall be made solely upon delivery to the Fund of an undertaking (hereinafter an “undertaking”), by or on behalf of such Covered Person, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such Covered Person is not entitled to be indemnified or entitled to advancement of expenses under Section 9.2 and this Section 9.3 or otherwise.

9.4          Indemnification Not Exclusive. The rights accruing to any Covered Person under these provisions shall not exclude any other right which any person may have or hereafter acquire under this Agreement, any statute, agreement, or any other right to which he or she may be lawfully entitled.

9.5          Insurance. The Fund may maintain insurance, at its expense, to protect itself and any director, officer or employee of the Fund, member of the Advisory Committee or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Fund would have the power to indemnify such person against such expense, liability or loss under applicable law.

ARTICLE X

TRANSFERS; REDEMPTIONS

10.1        Transfers by Common Unitholders. Common Unitholders may not sell, offer for sale, assign, transfer, pledge, hypothecate or otherwise dispose of (a “Transfer”) any Common Units unless

(i) the Adviser consents; provided that such consent will not unreasonably be withheld if such Transfer is to a party other than a defaulting Common Unitholder and the Transfer does not negatively impact the Fund’s borrowing base or other terms of any credit facilities or subscription facilities, and, if required by the Fund’s lending arrangements, the Fund’s lenders give consent to such Transfer and (ii) the Transfer is made in accordance with all applicable securities laws.

No Transfer will be effectuated except by registration of the Transfer on the Fund’s books. Each transferee will be required to execute an instrument agreeing to be bound by this Agreement and the other restrictions imposed on the Common Units and to execute such other instruments or certifications as are reasonably required by the Adviser. For the avoidance of doubt, the Adviser’s reasonable doubt as to whether a transferee can accurately make the representations and warranties and fulfill the obligations set forth in this Agreement or the Subscription Agreement of a transferor will be reasonable grounds to withhold consent to a Transfer.

The transferee shall be admitted to the Fund as a Member of the Fund upon (i) the approval of the Fund, and (ii) its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement, which instrument may be a counterpart signature page to this Agreement. If a Member transfers all of its Common Units pursuant to this Section 10.1, such admission shall be deemed effective immediately prior to the transfer and, immediately following such admission, the transferor Member shall cease to be a member of the Fund.

No Transfer will be permitted that would require the Fund to register the Common Units under the Securities Act, under any U.S. state securities laws or under the laws of any other jurisdiction. No Units shall be transferred in the event that such Transfer would (A) violate the Securities Act, the Investment Company Act or any state (or other jurisdiction) securities or “Blue Sky” laws applicable to the Fund, (B) constitute a non-exempt “prohibited transaction” under Section 406 of ERISA or Section 4975 of the Code, (C) be reasonably likely to cause all or any portion of the assets of the Fund to constitute plan assets for purposes of ERISA, Section 4975 of the Code, or applicable Similar Law, or

(D) cause the Fund or the Adviser to be considered a fiduciary of any Member for purposes of Title I of ERISA, Section 4975 of the Code or any applicable Similar Law.

The Fund has no intention to register the Units under the Securities Act or under any state securities laws and, unless the Fund otherwise agrees in writing, is under no obligation to assist any Member in obtaining or complying with any exemption from registration. The Fund may require that a proposed transferee meet appropriate financial and other suitability standards and that the Member furnish a legal opinion satisfactory to the Fund and its counsel that the proposed Transfer complies with any applicable federal, state and any other securities laws.

Any Member who requests or otherwise seeks to effect a Transfer of all or a portion of its Units hereby agrees to reimburse the Fund, at its request, for any expenses reasonably incurred by the Fund in connection with such Transfer, including the costs of seeking and obtaining the legal opinion and any other legal, accounting and miscellaneous expenses, whether or not such Transfer is consummated.

The Sponsor Commitment may not be transferred except to a Management Company Related Investor.

10.2         Redemptions. Holders of Common Units shall not be entitled to require the Fund to repurchase or redeem Common Units.

10.3       Redemptions by the Fund; Withdrawals. Notwithstanding any provision to the contrary in this Agreement, if at any time the Board determines in its sole discretion that (a) a Member has breached this Agreement or any of its representations or warranties contained in such Member’s Subscription Agreement with the Fund or (b) there is a reasonable likelihood that the continuing participation in the Fund by such Member would have an Adverse Consequence, or otherwise be reasonably likely to result in a significant delay, extraordinary expense or material adverse effect on the Adviser, the Fund, any Portfolio Company or any of their respective Affiliates, then the Fund may (i) redeem such Member’s Common Units (out of the assets of the Fund) at the redemption price equal to the then current Per Unit NAV, and each Member’s Capital Commitment is subject to cancellation at any time and (ii) the Fund may cause such Member to cease to be a member of the Fund, and upon such redemption the holders of the Units so redeemed shall have no further right with respect thereto other than to receive payment of such redemption price; provided that the Fund will use commercially reasonable efforts to cooperate with the relevant Member to agree on a cure period or otherwise implement alternative solutions to avoiding an Adverse Consequence other than taking the actions in (i) or (ii) above, but the Fund will engage in such cooperation only to the extent that the Fund believes the relevant Member acted in good faith and the Fund reasonably determines that a delay in taking the actions in (i) or (ii) above would not result in an Adverse Consequence.

ARTICLE XI

DISSOLUTION AND TERMINATION OF THE FUND

11.1        Dissolution Events. There will be a dissolution of the Fund and its affairs shall be wound up upon the first to occur of any of the following events (each an “Event of Dissolution”):

(a)           the dissolution of the Fund as provided in Section 1.4;

(b)           the last Business Day of the first Fiscal Year following the end of the Investment Period in which all Portfolio Investments acquired or agreed to be acquired by the Fund have been sold or otherwise disposed of;

(c)          the determination by the Board, subject to any Member approvals required by the Investment Company Act;

(d)          upon the vote of Common Unitholders holding 75% of outstanding Common Units at any time for any reason;

(e)         the termination of the legal existence of the last remaining member of the Fund or the occurrence of any other event which terminates the continued membership of the last remaining member of the Fund in the Fund unless the Fund is continued without dissolution in a manner permitted by the Delaware Act; or

(f)            the entry of a decree of judicial dissolution of the Fund under Section 18-802 of the Delaware Act.

11.2	Winding Up.

(a)          Liquidation of Assets. Following an Event of Dissolution, the Fund’s affairs shall be wound up in an orderly manner. The Board shall act as, or shall appoint a person (including the Adviser) to act as, the liquidating trustee (the “liquidator”) to wind up the affairs of the Fund pursuant to this Agreement. The liquidator shall cause the Fund to pay or provide for the satisfaction of the Fund’s liabilities and obligations to creditors in accordance with the Delaware Act. In performing its duties, the liquidator is authorized to sell, exchange or otherwise dispose of the assets of the Fund in such reasonable manner as the liquidator, subject to the Board’s oversight (if the Board is not acting as the liquidator), shall determine to be in the best interest of the Members.

(b)          Liquidating Distributions; Priority. Subject to Section 18-804 of the Delaware Act, the assets of the Fund shall be applied in the following order of priority:

(i)           First, to creditors in satisfaction of the debts and liabilities of the Fund, to the extent otherwise permitted by law, whether by payment thereof or the making of reasonable provision for payment thereof and to the expenses of liquidation, whether by payment thereof or the making of reasonable provision for payment thereof, and to the establishment of any reasonable reserves (which may be funded by a liquidating trust) to be established by the Board (or liquidating trustee or other representative) in amounts determined by it to be necessary for the payment of the Fund’s expenses, liabilities and other obligations (whether fixed or contingent); and

(ii)           Thereafter, among the Common Unitholders equally on a per Common Unit basis.

11.3        Time for Liquidation, etc. A reasonable time period shall be allowed for the orderly winding up and liquidation of the assets of the Fund and the discharge of liabilities to creditors so as to enable the liquidator to seek to minimize potential losses upon such liquidation. The provisions of this Agreement shall remain in full force and effect during the period of winding up and until the filing of a certificate of cancellation of the Certificate of Formation of the Fund with the Secretary of State of the State of Delaware.

11.4        Cancellation. Upon completion of the foregoing provisions of this Article XI, the Board shall execute, acknowledge and cause to be filed a certificate of cancellation of the Certificate of Formation of the Fund with the Secretary of State of the State of Delaware.

11.5       Liability. None of the liquidator, the directors, the officers, the Adviser and their respective partners, members, stockholders, officers, directors, managers, employees, agents and Affiliates shall be personally liable to any Member for the return of the capital contributions of any Member.

ARTICLE XII

AMENDMENTS; VOTING; POWER OF ATTORNEY

12.1        Amendments By Consent.

Except as otherwise provided in this Agreement, the terms and provisions of this Agreement may be amended with the consent of the Board (which term includes any waiver, modification, or deletion of this Agreement) during or after the term of the Fund, together with the prior written consent of a majority-in-interest of the Common Unitholders. Notwithstanding the provisions of this Section 12.1, no amendment without the consent of the affected Member shall increase the liability or obligations or increase the Capital Commitment of such Members.

12.2        Amendments Without Consent.

Notwithstanding the provisions of Section 12.1, or any other provision of this Agreement to the contrary, the following amendments may be made with the consent of the Board and without the need to seek the consent of any Member:

(a)           to add to the duties or obligations of the Board or surrender any right granted to the Board herein;

(b)           to cure any ambiguity or correct or supplement any provision herein which may be inconsistent with any other provision herein or to correct any printing, stenographic or clerical errors or omissions in order that this Agreement shall accurately reflect the agreement among the Members;

(c)          to make such changes as the Board in good faith deems necessary to comply with any requirements applicable to the Fund or its affiliates under the Investment Company Act or any similar state or federal law;

(d)         to make changes negotiated with Additional Investors so long as the changes do not materially adversely affect the rights and obligations of any existing Common Unitholders and the amendment is not objected to by Common Unitholders holding 20% or more of outstanding Common Units within twenty (20) Business Days of being given notice thereof;

(e)	amendments to create any new series or classes of Units and to establish the terms thereof;

(f)	to change the name of the Fund; or

(g)           to make changes that this Agreement specifically provides may be made by the Board without the consent of any Member,

provided, however, that no amendment shall may be made pursuant to clauses (a) through (e) above if such amendment would (1) subject any Member to any adverse economic consequences without such Member’s consent, (2) diminish the rights or protections of one or more Members (including, for the avoidance of doubt, provisions intended to protect one or more Members from suffering certain adverse tax consequences), or (3) diminish or waive in any material respect the duties and obligations of the Board to the Fund or the Members.

12.3        Consent to Amend Special Provisions.

Notwithstanding the provisions of Section 12.1, subject to any requirements of applicable law, any provision in this Agreement that requires the consent, action or approval of a specified percentage in interest of the Members may not be amended without the consent of such specified percentage in interest of Members.

12.4        Power of Attorney. Each Member by executing a Subscription Agreement does hereby irrevocably constitute and appoint each of the Fund, the Adviser and each director or any duly authorized representative of the Fund as its true and lawful representative and its attorney-in-fact, and agent of such Member, to execute, acknowledge, verify, swear to, deliver, record and file, in its or its assignee’s name, place and stead, all instruments, documents and certificates that may from time to time be required by the laws of the United States, the State of Delaware, the State of New York, any other jurisdiction in which the Fund conducts or plans to conduct business, or any political subdivision or agency thereof, to effectuate, implement and continue the valid existence and investment and other activities of the Fund, including the power and authority to execute, verify, swear to, acknowledge, deliver, record and file:

(a)          all certificates and other instruments, including any amendments to this Agreement or to the Certificate of Formation of the Fund, that any duly authorized representative of the Fund determines to be appropriate to (i ) form, qualify or continue the Fund as a limited liability company in the State of Delaware and all other jurisdictions in which the Fund conducts or plans to conduct business and (ii) admit such Member as a Member in the Fund;

(b)         all instruments that the Board determines to be appropriate to reflect any amendment to this Agreement or the Certificate of Formation of the Fund (i) to satisfy any requirements, conditions, guidelines or opinions contained in any opinion, no-action letter, directive, order, ruling or regulation of the Securities and Exchange Commission, the Internal Revenue Service, or any other U.S. federal or state or non-U.S. governmental agency, or in any U.S. federal or state or non-U.S. statute, compliance with which the Board deems to be in or not opposed to the best interests of the Fund, (ii) to change the name of the Fund or (iii ) to cure any ambiguity or correct or supplement any provision hereof that may be incomplete or inconsistent with any other provision herein contained so long as such amendment under this clause (iii) does not adversely affect the interests of the Members;

(c)           all agreements and instruments necessary or advisable to consummate, hold or dispose of any Portfolio Investment;

(d)           all conveyances and other instruments that the Board determines to be appropriate to reflect and effect the dissolution, winding up and liquidation of the Fund in accordance with the terms of this Agreement, including the filing of a certificate of cancellation as provided for in Article XI;

(e)         all instruments relating to (i) Transfers of Units, (ii) the treatment of a Defaulting Investor or (iii) any change in the Capital Commitment of any Common Unitholder, all in accordance with the terms of this Agreement;

(f)            all amendments to this Agreement duly approved and adopted in accordance with Section 12.2;

(g)           certificates of assumed name and such other certificates and instruments as may be necessary under the fictitious or assumed name statutes from time to time in effect in all jurisdictions in which the Fund conducts or plans to conduct business;

(h)           all instruments relating to litigation, other claims or arbitration on behalf of the Fund; and

(i)            any other instruments determined by the Board to be necessary or appropriate in connection with the proper conduct of the business of the Fund and that do not adversely affect the interest of any Member.

Such attorney-in-fact and agent shall not, however, have the right, power or authority to amend or modify this Agreement, when acting in such capacities, except to the extent authorized herein. This power of attorney shall not be affected by the subsequent disability, incapacity or incompetence of the principal. To the fullest extent permitted by law, this power of attorney shall be deemed to be coupled with an interest, shall be irrevocable, shall survive and not be affected by the dissolution, bankruptcy or legal disability of any Member and shall extend to such Member’s successors and assigns. This power of attorney may be exercised by such attorney-in-fact and agent for all Members (or any of them) by a single signature of any duly authorized representative of the Fund acting as attorney-in-fact with or without listing all of the Members executing an instrument. Any Person dealing with the Fund may conclusively presume and rely upon the fact that any instrument referred to above, executed by such attorney-in-fact and agent, is authorized and binding, without further inquiry. If required, each Member shall execute and deliver to the Fund, within five (5) Business Days after receipt of a request therefor, such further designations, powers of attorney or other instruments as the Board shall determine to be necessary for the purposes hereof consistent with the provisions of this Agreement. The foregoing power of attorney shall survive the delivery of an assignment by a Member of the whole of its interests in the Fund except that the power of attorney shall survive for the sole purpose of enabling any duly authorized representative of the Fund to execute, swear to, acknowledge and file any instrument necessary or appropriate to effect such assignment.

ARTICLE XIII

MISCELLANEOUS

13.1            Notices.

(a)            All notices, reports, requests, demands, consents and other communications hereunder or relating to this Agreement shall be in writing and shall be deemed to have been duly given if (i) mailed, registered mail, first-class postage paid, (ii) sent by overnight mail or courier, (iii) transmitted via telegram, telex or facsimile, (iv) posted on the Fund’s intranet website in accordance with Section 13.1(b) or (v) delivered by hand, if to any Member, at such Member’s address, or to such Member’s facsimile number, as set forth in such Member’s Subscription Agreement, and if to the Fund or to the Adviser, to the Adviser at its address set forth in the first sentence of Section 1.2(b), with a copy to Simpson Thacher &  Bartlett LLP, 425 Lexington Avenue, New York, NY 10017, Attention: Rajib Chanda, Esq., or to such other Person or address as any Member shall have last designated by notice to the Fund, and in the case of a change in address by the Fund or the Adviser, by notice to the Members. Any notice, report, request, demand, consent and other communication will be deemed received (i) if sent by registered mail, when actually received, (ii) if sent by overnight mail or courier, when actually received, (iii) if sent by telegram, telex or facsimile transmission, on the date sent, (iv) if posted on the Fund’s intranet website in accordance with Section 13.1(b), on the day an e-mail is sent to the Member instructing it that a notice has been posted (provided that if such e-mail is sent after 6:00 pm Eastern Standard Time or on a day that is not a Business Day, such notice shall be deemed received on the next succeeding Business Day) and (v) if delivered by hand, on the date of receipt. Within five (5) Business Days of the date of each Member’s admission to the Fund, the Fund shall furnish each Member with the address of the Fund’s intranet website and a password permitting access thereto.

(b)            The Fund may, in its discretion, provide any notice, report, request, demand, consent or other communication to a Member by posting such notice on the Fund’s intranet website and sending an e-mail to such Member notifying it of such posting.

13.2           Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which taken together shall constitute a single agreement.

13.3        Table of Contents and Headings. The table of contents and the headings of the articles, sections and subsections of this Agreement are inserted for convenience of reference only and shall not be deemed to constitute a part hereof or affect the interpretation hereof.

13.4           Successors and Assigns. This Agreement shall inure to the benefit of the Members and the Covered Persons, and shall be binding upon the parties, and, subject to Section 10.1, their respective successors, permitted assigns and, in the case of individual Covered Persons, heirs and legal representatives.

13.5           Severability. Every term and provision of this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such term or provision will be enforced to the maximum extent permitted by law and, in any event, such illegality or invalidity shall not affect the validity of the remainder of this Agreement.

13.6           Further Actions. Each Member shall execute and deliver such other certificates, agreements and documents, and take such other actions, as may reasonably be requested by the Board or the Adviser in connection with the formation of the Fund and the achievement of its purposes and are not inconsistent with the terms and provisions of this Agreement, including any documents that the Board or the Adviser determines to be necessary or appropriate to form, qualify or continue the Fund as a limited liability company in all jurisdictions in which the Fund conducts or plans to conduct its investment and other activities and all such agreements, certificates, tax statements and other documents as may be required to be filed by or on behalf of the Fund.

13.7           Interpretation. Notwithstanding any other provision of this Agreement or otherwise applicable provision of law or equity, to the fullest extent permitted by applicable law, whenever in this Agreement a Person is permitted or required to make a decision (a) in its “sole discretion,” “sole and absolute discretion” or “discretion,” the Person shall be entitled to consider any interests and factors as it desires, including its own interests (subject to fiduciary duties required by applicable law) or (b) in its “good faith” or under another express standard, the Person shall act under such express standard and shall not be subject to any other or different standards. Whenever in this Agreement a Person is permitted or required to provide its written consent in respect of a matter, such written consent may, in the Board’s or the Adviser’s discretion, be evidenced by electronic mail.

13.8         Non-Waiver. No provision of this Agreement shall be deemed to have been waived except if the giving of such waiver is contained in a writing, and no such waiver shall be deemed to be a waiver of any other or further obligation or liability of the party or parties in whose favor the waiver was given.

13.9      Applicable Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED WHOLLY WITHIN THAT JURISDICTION WITHOUT REGARD TO CHOICE OF LAW PRINCIPLES. Unless the Fund otherwise agrees in writing, any legal action or proceeding with respect to this Agreement may be brought in the courts of the State of Delaware, and, by execution and delivery of this Agreement, each Member hereby irrevocably accepts for him or herself and in respect of his or her property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts. Such Member hereby further irrevocably waives any claim that any such courts lack personal jurisdiction over such Member, and agrees not to plead or claim, in any legal action proceeding with respect to this Agreement in any of the aforementioned courts, that such courts lack personal jurisdiction over such Member. To the fullest extent permitted by applicable law, unless the Fund otherwise agrees in writing, any legal action or proceeding with respect to this Agreement by a Member seeking any relief whatsoever against the Fund shall be brought only in the Chancery Court of the State of Delaware (or other appropriate state court in the State of Delaware), and not in any other court in the United States of America, or any court in any other country. Such Member hereby irrevocably waives any objection that such Member may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement brought in the aforesaid courts and hereby further irrevocably, to the extent permitted by applicable law, waives his or her rights to plead or claim and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum. UNLESS THE FUND OTHERWISE AGREES IN WRITING, THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION DIRECTLY OR INDIRECTLY BASED UPON OR ARISING OUT OF THIS AGREEMENT.

If and to the extent that any provision of the laws of the state of Delaware or any provision of this Agreement conflicts with any provision of the Investment Company Act, the applicable provision of the Investment Company Act will control.

13.10           Confidentiality.

(a)             Subject to the exceptions in this Section 13.10, each Member shall not disclose, share or provide to any Person, without the prior written consent of the Board or the Adviser (other than to such Member’s employees, auditors, professional advisers or counsel who are under an agreement or understanding of confidentiality (the “Member Recipients”)) any information with respect to the Adviser, the Fund, any Portfolio Investment, any Portfolio Company or their respective Affiliates (“Confidential Information”); provided that a Member may disclose any such information (i) as has become generally available to the public other than as a result of the breach of this Section 13.10 by any Member or its Member Recipients or (ii) subject to Section 13.10(c), as may be required by any (A) audit, report, statement, submission or testimony required by any authorized municipal, state or national taxing or regulatory body, (B) subpoena, document request or other legal process in any legal action or proceeding or (C) law (including the Freedom of Information Act, 5 U.S.C. 552), order, regulation or ruling (the requirements in subsections (A)-(C) collectively, “Legal Requirements”). Without limitation of the foregoing, each Member acknowledges that notices and reports to Members (to the extent not publicly filed with the U.S. Securities and Exchange Commission) may contain material non-public information concerning, among other things, Portfolio Companies and agrees not to use such information other than in connection with monitoring its investment in the Fund and agrees in that regard not to trade in securities or instruments on the basis of any such information. For the avoidance of doubt, no Member shall be in breach of Section 13.10(a) by virtue of such Member’s confidential discussion with other Members regarding the Adviser, the Fund and Portfolio Investments in connection with such Member’s evaluation, monitoring or exercising such Members rights pursuant to this Agreement.

(b)             If the Board or the Adviser believes in good faith that a Member may disclose Confidential Information in violation of this Agreement, the Fund may (i) provide to a Member all non-public information that is provided to such Member, including, but not limited to, quarterly, annual and other reports, information provided to the Advisory Committee (or any Advisory Committee observers), and information provided at any Fund informational meetings (collectively, “Fund Information”) to such Member solely by means of access on the Fund’s website in password protected, non-downloadable, non-printable format, (ii) require such Member to return any copies of any of the foregoing information provided to it by the Adviser or the Fund, (iii) provide to such Member access to any of the Fund Information only at the Fund’s (or its counsel’s) office or (iv) withhold all or any part of the Fund Information otherwise to be provided to such Member other than the fund-level, aggregate performance information specified in Section 13.10(c)(iii) below; provided that the Fund shall not withhold any information pursuant to this clause (iv) if a Member confirms in writing to the Member that compliance with the procedures provided for in clauses (i), (ii) or (iii) above or other means mutually agreeable to the Fund or the Adviser and the relevant Member would be legally sufficient to prevent such potential disclosure.

(c)            To the extent that any Legal Requirements require a Member or any of its Affiliates to disclose Confidential Information, to the fullest extent permitted by law, such Member hereby agrees to notify the Fund promptly in writing of any such potential disclosure and to take commercially reasonable steps to oppose and prevent the requested disclosure unless (i) a court order to disclose such information has been issued by a court of competent jurisdiction, (ii) the Fund does not object in writing to such disclosure within ten (10) calendar days (or any lesser time period as provided in the applicable Legal Requirement) of such notice or (iii) such disclosure relates solely to fund-level, aggregate performance information (i.e., aggregate cash flows, overall “IRRs,” the year of formation of the Fund, and such Member’s own Capital Commitment and Remaining Capital Commitment) and does not include (A) any information relating to individual Portfolio Companies, or (B) any other information not referred to in clause (iii) above. In any event, the Member will disclose no more information than is required under the circumstances.

(d)           Notwithstanding the provisions of Section 13.10(a) above, the Adviser and the Fund agree that each Member that (i) itself is an investment partnership or other collective investment vehicle having reporting obligations to its limited partners or other investors and (ii) has prior to the closing of its subscription for Common Units notified the Fund in writing that it is electing the benefits of this Section 13.10(d) may, in order to satisfy its respective reporting obligations, provide on a confidential basis the following information to its limited partners or other investors regarding the Fund and any Portfolio Companies: (i) the cost of the Fund’s investment in a Portfolio Company and the percentage interest of the Portfolio Company acquired by the Fund, (ii) a description of the business of the Portfolio Company and information regarding the industry and geographic location of the Portfolio Company, (iii) the book value or current value (as reported by the Fund) of a Portfolio Company on the last day of the quarter, (iv)  a brief description of the investment strategy of the Fund, (v) the names of the Key Persons, (vi) the name and address of the Fund, (vii) the net asset value of the Member’s Common Units in the Fund taken as a whole, (viii) the amount of distributions to such Member and the purchase price of Common Units purchased by the Member, (ix) the ratio of net asset value of the Member’s Common Units in the Fund taken as a whole plus distributions to such Member to the aggregate purchase price paid by such Member for its Common Units, (x) such Member’s internal rate of return with respect to its investment in the Fund taken as a whole and (xi) any information regarding the Fund the disclosure of which is permitted pursuant to clause (iii) of Section 13.10(c) above; provided that a Member authorized to make the disclosures permitted by this sentence may also disclose the information specified in items (vi) through (xi)    thereof to its prospective investors if provided on a confidential basis. Notwithstanding the foregoing, to the fullest extent permitted by applicable law, in no event may any such Member disclose any other Confidential Information regarding the Fund, the Adviser or any of their Affiliates or any information regarding the Fund’s pending acquisition or pending disposition of a Portfolio Investment or proposed Portfolio Investment without the prior written consent of the Fund or the Adviser.

(e)             Notwithstanding anything to the contrary in this Agreement, except as reasonably necessary to comply with applicable securities laws, each Member (and such Member’s employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the offering and ownership of the Units (including the tax treatment and tax structure of any Company transactions) and all materials of any kind (including opinions and other tax analyses) that are provided to such Member relating to such tax treatment and tax structure.

(f)              The provisions of Section 13.10(a) apply to any information that a Member has already obtained or accessed. For clarity, the Adviser and the Fund shall have the right to keep confidential from the Members (i) any trade secrets of the Adviser, the Fund, any Portfolio Company or their respective Affiliates and (ii) other information (A) the disclosure of which to the Members the Adviser in good faith believes is not in the best interests of the Fund or could damage the Fund or its investments or (B) that the Fund is required by Legal Requirements or by agreement with any Person to keep confidential from the Members. A Member may by giving written notice to the Adviser or the Fund elect not to receive copies of any document, report or other information that such Member would otherwise receive and is not required by applicable law to be delivered. The Adviser agrees that it shall make any such documents available to such Member at the Adviser’s offices (or, at the request of such Member, the offices of Fund Counsel).

(g)              Any obligation of a Member pursuant to this Section 13.10 may be waived by the Fund or the Adviser in its sole discretion.

(h)             Neither the Fund, the Adviser nor any of its Affiliates shall include the name of a Member that has requested in writing in connection with its admission to the Fund that the Fund and the Adviser not do so in materials disseminated to third parties or otherwise disclose, either orally or in writing, any relationship with such Member using the Member’s name, without prior written permission from such Member; provided that this Section 13.10(h) shall not apply if such Member has publicly disclosed a relationship with the Fund. Notwithstanding the foregoing, the Fund, the Adviser and its Affiliates shall be permitted to disclose, and each Member consents to the disclosure of, the Member’s name and the Member’s investment in the Fund (i) as required by law, regulation or legal process (including requests from regulatory or self-regulatory authorities), (ii) if the Adviser determines in good faith that such disclosure is in the best interests of the Fund in connection with a Portfolio Investment,

(iii)   to the other Members in the ordinary course of the Fund’s business, (iv) to the Fund’s lenders or other counterparties or service providers in the ordinary course of the Fund’s business or (v) to the Members and prospective Members and prospective investors in other New Mountain funds or accounts that in the course of their due diligence request disclosure of the identity of the existing Members.

13.11        Survival of Certain Provisions. The obligations of each Member pursuant to Article IX shall survive the termination or expiration of this Agreement, the dissolution, winding up and termination of the Fund and the resignation of any Member from the Fund or any Transfer of a Member’s Common Units.

13.12        Waiver of Partition. Except as may otherwise be provided by law in connection with the dissolution, winding up and termination of the Fund, each Member hereby irrevocably waives any and all rights that it may have to maintain an action for partition of any of the Fund’s property.

13.13          Entire Agreement. This Agreement and the Subscription Agreements constitute the entire agreement among the Members and the Fund with respect to the subject matter hereof, and supersede any prior agreement or understanding among them with respect to such subject matter. The representations and warranties of the Fund, the Adviser and the Members in and the other provisions of the Subscription Agreements shall survive the execution and delivery of this Agreement. Notwithstanding the provisions of this Agreement or of any Subscription Agreement, it is hereby acknowledged and agreed that the Fund, and the Adviser on behalf of the Fund, without any further act, approval or vote of any Member, may enter into a side letter or similar agreement to or with a Member (or an investor in a Member that is a collective investment vehicle (including investors in its limited partners or other investors that are collective investment vehicles)) which has the effect of establishing rights under, or altering or supplementing the terms hereof or of any Subscription Agreement. The parties hereto agree that any rights established, or any terms of this Agreement or any Subscription Agreement altered or supplemented in a side letter or similar agreement to or with such Person shall govern with respect to such Person (but not with respect to any of such Person’s assignees or transferees unless so specified in such side letter or similar agreement), if applicable, notwithstanding the provisions of this Agreement or of any Subscription Agreement; provided that unless otherwise agreed by the Fund, any such rights shall cease to apply with respect to any Member that becomes a Defaulting Investor.

13.14        Fund Counsel. Counsel to the Fund may also be counsel to the Adviser and its respective Affiliates. The Fund has initially selected Simpson Thacher & Bartlett LLP (collectively, with any future counsel to the Fund, the “Fund Counsel”) as legal counsel to the Fund. Each Member acknowledges that the Fund Counsel does not represent any Member in connection with such Member’s or any other Member’s investment in the Fund, any matters that may arise out of the organization of the Fund, the offering of interests in the Fund, the management, operation and investment activities of the Fund and any other Fund matters (in the absence of a clear and explicit agreement to such effect between the Member and the Fund Counsel and only to the extent specifically set forth in that agreement), and that in the absence of any such agreement the Fund Counsel shall owe no duties directly to a Member. In the event any dispute or controversy arises between any Member and the Fund, or between any Member or the Fund, on the one hand, and the Adviser (or an Affiliate thereof) that the Fund Counsel represents, on the other hand, then each Member agrees that the Fund Counsel may represent either the Fund or the Adviser (or its Affiliate), or both, in any such dispute or controversy to the extent permitted by the New York Rules of Professional Conduct or similar rules in any other jurisdiction, and each Member hereby consents to such representation and waives any conflicts arising out of such representation, claims of attorney-client privilege or other basis for opposing Fund Counsel’s playing this role or seeking to disqualify Fund Counsel to the maximum extent permitted by the New York Rules of Professional Conduct or similar rules in any other jurisdiction. Each Member further acknowledges that, whether or not the Fund Counsel has in the past represented such Member with respect to other matters, the Fund Counsel has not represented the interests of any Member in the preparation and negotiation of this Agreement.

13.15      Compliance with Anti-Money Laundering Requirements. Notwithstanding any other provision of this Agreement to the contrary, the Adviser, in its own name and on behalf of the Fund, shall be authorized without the consent of any Person, including any Member, to take such action (including requiring any Member to provide it with such information) as it determines in its sole discretion to be necessary or advisable to comply with any anti-money laundering or anti-terrorist laws, rules, regulations, directives or special measures, including the actions contemplated by the Subscription Agreements.

13.16        ERISA Members. The Adviser will use reasonable efforts to avoid having the assets of the Fund constitute “plan assets” of any “benefit plan investor” within the meaning of Section 3(42) of ERISA that is subject to Title I of ERISA or Section 4975 of the Code.

13.17        Tax Cooperation. Each Member shall provide such cooperation and assistance, including but not limited to executing and filing forms or other statements, as is reasonably requested by the Fund to enable the Fund or any entity in which the Fund owns a direct or indirect interest to satisfy any applicable tax reporting or compliance requirements or to qualify for an exception from or reduced rate of tax or other tax benefit or be relieved of liability for any tax regardless of whether such requirement, tax benefit or tax liability existed on the Initial Closing Date. Each Member shall indemnify the Fund for any additional expenses incurred as a result of the failure of such Member in complying with the foregoing requirements of this Section 13.17.

13.18       Initial Member. Upon the admission of one of more Members to the Fund as of the date hereof, the initial Member of the Fund shall (a) receive a return of any capital contribution made by him to the Fund, (b) withdraw as the initial Member of the Fund, and (c) have no further right, interest or obligation of any kind whatsoever as a Member in the Fund.

IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the day and year first above written.

FUND:

NEW MOUNTAIN GUARDIAN III BDC, L.L.C.

By:
Adam Weinstein, Director and Executive Vice President

MEMBERS:

Each of the Persons who has executed a Subscription Agreement, agreeing to purchase Common Units in the Fund, to be admitted to the Fund as a Member and to be bound by the terms of the Agreement, pursuant to the power of attorney granted hereby and in the Subscription Agreements

By:
Karrie Jerry, as attorney-in-fact for each of the Common Unit holders

INITIAL MEMBER:

By:
Adam Weinstein, Member

ADVISER:

NEW MOUNTAIN FINANCE ADVISERS BDC, L.L.C.

By:
Adam Weinstein, Authorized Person